J.P.Morgan

Credit Agreement

This agreement dated as of December 16, 2025 is between JPMorgan Chase Bank, N.A. (together with its successors and assigns, the "**Bank**"), whose address is 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050, and INTELLINETICS, INC. (the "**Borrower**"), whose address is 2190 Dividend Dr, Columbus, OH 43228-3806.

1. Credit Facilities.

1.1 Scope. This agreement governs Facility A, and, unless otherwise agreed to in writing by the Bank and the Borrower or prohibited by any Legal Requirement, governs the Credit Facilities as defined below. The Bank has established procedures for the Borrower to obtain advances under any Credit Facilities. Any other procedures that the Bank agrees to regarding obtaining advances, including automatic loan sweeps, shall not change the terms or conditions of this agreement or the other Related Documents regarding the Credit Facilities.

1.2 Facility A (Line of Credit). The Bank has approved a credit facility to the Borrower in a principal amount not to exceed $1,000,000.00, at any one time outstanding ("**Facility A**"). Credit under Facility A shall be repaid as described in a Line of Credit Note executed at the same time as this agreement, along with any renewals, modifications, extensions, rearrangements, restatements and replacements or substitutions.

2. Definitions and Interpretations.

2.1 Definitions. As used in this agreement, the following terms have the following respective meanings:

A. "**Affiliate**" means any Person directly or indirectly controlling, controlled by or under common control with, another Person.

B. "**Anti-Corruption Laws**" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

C. "**Collateral**" means all Property, now or in the future subject to any Lien in favor of the Bank, securing or intending to secure, any of the Liabilities.

D. "**Credit Facilities**" means all extensions of credit from the Bank to the Borrower, existing or extended with this agreement, or hereafter arising.

E. "**Distributions**" means all dividends and other distributions made to any Equity Owners, other than salary, bonuses, and other compensation for services expended in the current accounting period.

F. "**Equity Interests**" means equity ownership interests in a business or not for profit entity, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

G. "**Equity Owner**" means an owner of any Equity Interests.

H. "**GAAP**" means generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.

I. "**Legal Requirement**" means any law, order, Sanctions, regulation (or interpretation of any of the foregoing) of any federal, state or local governmental authority or self regulatory organization having jurisdiction over the Bank, any Obligor or any of its Subsidiaries or their respective Properties or any agreement by which any of them is bound.

J. "**Liabilities**" means all indebtedness, liabilities and obligations of every kind and character of the Borrower to the Bank, whether the obligations, indebtedness and liabilities are individual, joint and several, contingent or otherwise, now or hereafter existing, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations

(including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.

K. "Lien" means any mortgage, deed of trust, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind.

L. "Notes" means all promissory notes, instruments and/or contracts now or hereafter evidencing the Credit Facilities.

M. "Obligor" means any Borrower, guarantor, surety, co-signer, endorser, general partner or other Person who may now or in the future be obligated to pay any of the Liabilities, and any Person providing Collateral.

N. "Organizational Documents" means, with respect to any Person, certificates of existence or formation, documents establishing or governing the Person including all amendments, and modifications.

O. "Person" means any individual, business or other entity, or any governmental authority.

P. "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Q. "Rate Management Transaction" means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

R. "Related Documents" means this agreement, and any other instrument or document executed in connection with this agreement or with any of the Liabilities.

S. "Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (b) if the Borrower has operations outside of the United States, the United Nations Security Council, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom or other relevant sanctions authority.

T. "Sanctioned Country" means, at any time, a country, region or territory which is the subject or target of any Sanctions.

U. "Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by (i) the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, and (ii) if the Borrower has operations outside of the United States, the United Nations Security Council, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom or other relevant sanctions authority (b) any Person operating, organized or resident in a Sanctioned Country (c) any Person controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanction.

V. "Subsidiary" means, as to any particular Person (the "parent"), a Person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as well as any other Person of which fifty percent (50%) or more of the Equity Interests is directly or indirectly owned, controlled or held, by the parent or by any Person or Persons controlled by the parent, either alone or together with the parent.

2.2 **Interpretations.** If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. The provisions of this agreement shall control in the event of any conflict or inconsistency between this agreement and the provisions of any other Related Documents. Any reference to a particular document includes all modifications, supplements, replacements, renewals or extensions of that document. Whenever the Bank's determination, consent, or approval is required under this agreement or the other Related Documents or whenever the Bank may at its option take or refrain from taking any action under this agreement or the other Related Documents, such decision shall be in the sole discretion of the Bank.

2.3 **Borrowers Generally.** As used in this agreement and the Related Documents, **"Borrower"** means any borrower individually, or all borrowers collectively, as the context may require. For the avoidance of doubt,

(a) the fees, facility amounts, payment amounts, and dollar thresholds and limitations are intended to apply in the aggregate for all borrowers (provided that letter of credit fees shall be payable with respect to each letter of credit, if applicable);

(b) all actions agreed to be taken by (i) any borrower with respect to its property or accounts shall be taken by such borrower and (ii) any group of borrowers with respect to their joint property or accounts shall be taken by such group of borrowers;

(c) all grants to the Bank made by each borrower are made with respect to its respective property or interest therein, real and personal;

(d) all agreements, covenants, representations and warranties, waivers, consents, acknowledgements, appointments, authorizations, releases, ratifications, affirmations or reaffirmations, and requests for advances made in or under this agreement or any Related Document are made by each borrower for itself and its own rights and property, as applicable and unless otherwise expressly specified in this agreement;

(e) all certifications made by any borrower to the Bank on behalf of and with respect to the Borrower are made on behalf of and with respect to all borrowers;

(f) the Bank may exercise its remedies, whether contractual, by law, in equity or otherwise, (i) against the property of any borrower as a result of a breach by any Obligor and (ii) against the property of all or fewer than all of the borrowers, in each case in the Bank's sole discretion;

(g) knowledge of any borrower constitutes knowledge of the Borrower for all purposes of this agreement and the Related Documents;

(h) the unenforceability of this agreement or any Related Document against any borrower does not affect the enforceability of this agreement or such Related Document, as applicable, against any other borrower party hereto or thereto; and

(i) (i) the financial statements delivered under this agreement shall be the consolidated financial statements of the borrower that is the parent entity of the consolidated group of entities, (ii) the officer executing compliance certificates and borrower base certificates, as and to the extent otherwise required under this agreement, shall be an officer of the borrower that is the parent entity of the consolidated group and (iii) references in this agreement and the Related Documents to the fiscal year of the Borrower shall mean the fiscal year of the borrower that is the parent entity of the consolidated group, in each case if applicable and unless otherwise expressly specified in this agreement.

Each borrower agrees that notices and demands made by the Bank to or upon any borrower in accordance with this agreement or any of the Related Documents constitutes notice or demand, as applicable, made by the Bank to or upon all borrowers on the date received by such borrower.

3. Conditions Precedent to Extensions of Credit.

3.1 The following conditions must be satisfied before any extension of credit governed by this agreement must be made by the Bank:

A. Representations. The Borrower and any other parties, represent that all statements and information contained in the Related Documents is true and accurate as of the date of the request for credit;

B. No Event of Default. There has been no default, event of default or event that would constitute a default or event of default (pending giving of notice or a lapse of time or both), of any provision of this agreement, the Notes or any other Related Documents or would result from the extension of credit;

C. Loan Documents. The Notes, and any other documents which the Bank may reasonably require to give effect to the transactions described in this agreement or the other Related Documents have been delivered to the Bank in form and substance satisfactory to the Bank;

D. Organizational and Authorizing Documents. The Organizational Documents and all certificates of authority to transact business, certificates of good standing, borrowing resolutions, appointments, officer's certificates, certificates of incumbency, and other documents which empower and authorize or evidence the power and authority of the Borrower or any Obligor to execute and deliver the Notes and Related Documents (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, (iii) do not contravene the terms of its Organizational Documents or other agreement or document governing its affairs, and (iv) have been delivered to the Bank in a form and substance satisfactory to the Bank; and

E. No Prohibition or Onerous Conditions. The making of the extension of credit is not prohibited by and does not subject the Bank, any Obligor, or any Subsidiary of the Borrower to any penalty or onerous condition.

4. **Affirmative Covenants.** The Borrower agrees to do, and cause each of its Subsidiaries to do, each of the following:

4.1 **Insurance.** Maintain insurance with financially sound and reputable insurers, that are satisfactory to the Bank. The insurance will cover its Property and business against those casualties and contingencies and in the types and amounts according to sound business and industry practices, and furnish to the Bank, upon request, reports on each existing insurance policy showing such information as the Bank may reasonably request.

4.2 **Financial Records.** Maintain proper books and records according to GAAP, that are consistent with financial statements previously submitted to the Bank.

4.3 **Inspection.** Permit the Bank, and its agents to: (a) inspect and photograph its Property, to examine and copy files, books and records, and to discuss its business, operations, prospects, assets, and financial condition with the Borrower's or its Subsidiaries' officers and accountants, at times and intervals as the Bank reasonably determines; (b) perform audits, appraisals or other inspections of the Collateral, including the records and documents related to the Collateral; and (c) confirm with any Person any obligations and liabilities of the Person to the Borrower or its Subsidiaries. The Borrower will, and will cause its Subsidiaries to cooperate with any inspection, appraisal or audit. The Borrower will promptly pay the Bank the reasonable costs and expenses of any audit or inspection of the Collateral (including fees and expenses charged internally by the Bank).

4.4 **Other Agreements.** Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between it and any other Person.

4.5 **Financial Reports.** Furnish to the Bank whatever information, statements, books and records the Bank may from time to time reasonably request, including at a minimum:

A. Within forty-five (45) days after and as of the end of each fiscal quarter, the consolidated and consolidating financial statements of the Borrower and its Subsidiaries prepared in accordance with GAAP, including a balance sheet as of the end of that period, and income statement for that period, and, if requested by the Bank, statements of cash flow and retained earnings for that period, all certified as correct by one of its authorized agents.

B. Within ninety (90) days after and as of the end of each of its fiscal years, the consolidated and consolidating financial statements of the Borrower and its Subsidiaries prepared in accordance with GAAP, including a balance sheet and statements of income, cash flow and retained earnings, such financial statements to be audited by an independent certified public accountant of recognized standing satisfactory to the Bank.

C. Compliance Certificates. Provide the Bank, together with each financial statement required under this agreement and at such other times as the Bank may request, a Compliance Certificate in form satisfactory to the Bank, certified and executed by Borrower's chief financial officer, or other officer satisfactory to the Bank. In the event of a conflict between this agreement and the Compliance Certificate, the terms of this agreement shall control.

4.6 **Notices of Claims, Litigation, Defaults, etc.** Promptly inform the Bank in writing of: (1) all existing and threatened litigation, claims, investigations, administrative proceedings and similar actions or changes in Legal Requirements affecting it, of which it has knowledge, and could materially affect its business, assets, affairs, prospects or financial condition; (2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) any additions to or changes in the locations of its businesses; and (4) any alleged breach by the Bank of any provision of this agreement or of any other Related Document.

4.7 **Title to Assets and Property.** Maintain good and marketable title to all of its Properties, and defend them against all claims and demands of all Persons at any time claiming any interest in them.

4.8 **Additional Assurances.** Promptly make, execute and deliver any and all agreements, documents, and instruments that the Bank may request to evidence any of the Credit Facilities, cure any defect in the execution and delivery of any of the Related Documents, perfect any Lien or comply with any Legal Requirement applicable to the Bank or the Credit Facilities.

4.9 **Employee Benefit Plans.** Maintain each employee benefit plan as to which it may have any liability, in compliance with all Legal Requirements.

4.10 **Banking Relationship.** Establish and maintain its primary banking depository and disbursement relationship with the Bank.

4.11 **Compliance with Anti-Corruption Laws and Sanctions.** Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5. **Negative Covenants.**

5.1 Without the Bank's prior written consent, the Borrower will not and no Subsidiary of the Borrower will:

A. **Distributions.** Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests, return any contribution to an Equity Owner or, other than stock dividends and dividends paid to the Borrower, declare or pay any Distributions; provided, however, that if there is no existing default under this agreement or any other Related Document and to do so will not cause a default under any of such agreements the Borrower may pay Distributions to its Equity Owners sufficient in amount to pay their income tax obligations attributable to the Borrower's taxable income if the Borrower is a sub S corporation, limited liability company or partnership.

B. **Debt.** Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, or obligations under capital leases or operating leases, other than (1) unsecured trade debt incurred in the ordinary course of business, (2) indebtedness owing to the Bank, and (3) indebtedness outstanding as of the date hereof that has been disclosed to the Bank in writing and that is not to be paid with proceeds of borrowings under the Credit Facilities.

C. **Guaranties.** Guarantee or otherwise become or remain liable on the undertaking of another.

D. **Liens.** Create or permit to exist any Lien on any of its Property except: existing Liens known to and approved by the Bank; Liens to the Bank; Liens incurred in the ordinary course of business securing current non-delinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.

E. **Use of Proceeds.** Use any proceeds of the Credit Facilities: (1) for any personal, family or household purpose; (2) for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U; (3) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws; (4) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except to the extent permitted for a person required to comply with Sanctions; or (5) in any manner that would result in the violation of any Sanctions.

F. **Business Operations and Continuity of Operations.** (1) Engage in any business activities (a) in violation of any Legal Requirement; (b) substantially different from those in which it is presently engaged; (2) fail to maintain its existence, cease operations, liquidate, merge, transfer, acquire or consolidate with any other Person, change its name, dissolve, divide, or allocate any assets under any plan of division or similar arrangement, create any series limited liability company, allocate any property to any series, or sell any assets out of the ordinary course of business; (3) enter into or permit to exist any arrangement with any Person providing for the leasing by it of Property which has been sold or transferred by it to such Person; (4) change its business organization, the jurisdiction under which its business organization is formed or organized, or its chief executive office, or any places of its businesses; or (5) if the Borrower is an individual, change the name on his/her driver's license or state issued identification card, as applicable, without notifying the Bank within thirty (30) days of the change, or change the state of his/her principal residence, without notifying the Bank within thirty (30) days of the change.

G. **Limitation on Negative Pledge Clauses.** Enter into or permit to exist any agreement with any Person other than the Bank which prohibits or limits its ability to create or permit to exist any Lien on any of its Property, whether now owned or hereafter acquired.

H. Conflicting Agreements. Enter into or permit to exist any agreement containing any provision which would be violated or breached by the performance of its obligations under this agreement or any of the other Related Documents.

I. Transfer of Ownership. Permit any pledge, sale or other transfer of any Equity Interest in it in excess of 20% in the aggregate.

J. Limitation on Loans, Advances, Investments, and Receivables. Purchase, hold or acquire any Equity Interest or evidence of indebtedness of, make or permit to exist any loans or advances to, permit to exist any receivable from, or make or permit to exist any investment or acquire any interest whatsoever in, any Person, except: (1) extensions of trade credit to customers in the ordinary course of business on ordinary terms; (2) commercial paper, certificates of deposit, US Treasury or other governmental agency obligations; and (3) loans, advances, investments and receivables existing as of the date of this agreement that have been disclosed to and approved by the Bank in writing and that are not to be paid with proceeds of borrowings under the Credit Facilities.

K. Organizational Documents. Unless at least thirty (30) day prior written notice is provided to the Bank, amend or modify any of its Organizational Documents.

L. Government Regulation. (1) Be or become subject at any time to any Legal Requirement or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Bank from making any advance or extension of credit to it or from otherwise conducting business with it, or (2) fail to provide documentary and other evidence of its identity as may be requested by the Bank at any time to enable the Bank to verify its identity or to comply with any applicable Legal Requirement, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

M. Subsidiaries. Form, create or acquire any Subsidiary.

5.2 **Financial Covenants.** Without the prior written consent of the Bank, the Borrower will not:

A. EBITDA. Permit its EBITDA at any fiscal year end to be less than **$350,000.00**.

As used in this subsection, the term **"Test Period"** means the twelve month period then ending.

As used in this subsection, the term **"EBITDA"** means net income plus interest expense, plus depreciation expense, plus amortization expense, plus income tax expense, plus non-cash non-recurring expense, minus non-cash non-recurring income, and minus extraordinary gains, all computed for the Test Period.

5.3 **Financial Statement Calculations.** The financial covenant(s) set forth in Section 5.2 entitled "Financial Covenants", except as may be otherwise expressly provided with respect to any particular financial covenant, shall be calculated on the basis of the Borrower's financial statements prepared on a consolidated basis with its Subsidiaries in accordance with GAAP, provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Bank notifies the Borrower that the Bank requests an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision is amended in accordance herewith. Notwithstanding the foregoing, for purposes of determining compliance with any financial covenant contained herein, the effects of FASB Accounting Standards Update 2016-02 (Topic 842) shall be disregarded.

6. **Representations.**

6.1 **Representations and Warranties by the Borrower.** To induce the Bank to enter into this agreement, the Borrower represents and warrants as of the date of this agreement and as of the date of each request for credit under the Credit Facilities that each of the following statements is true and correct and shall remain so until all Credit Facilities and all Liabilities under the Notes and other Related Documents are paid in full:

(a) its name as it appears in this agreement is its exact name as it appears in its most recently filed public organic record and other Organizational Documents,

(b) the execution and delivery of this agreement and the other Related Documents to which it is a party, and the performance of the obligations they impose, do not violate any Legal Requirement, conflict with any agreement by which it is bound, or require the consent or approval of any other Person,

(c) this agreement and the other Related Documents have been duly authorized, executed and delivered by all parties thereto (other than the Bank) and are valid, enforceable and binding agreements, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity,

(d) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank are accurate and fairly reflect the financial condition of the Persons to which they apply on their effective dates, which financial condition has not changed materially and adversely since those dates,

(e) no litigation, claim, investigation, administrative proceeding or similar action is pending or threatened against it, and no other event has occurred which may materially affect it or any of its Subsidiaries' financial condition, properties, business, affairs or operations, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing,

(f) all of its tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by it in good faith and for which adequate reserves have been provided,

(g) it is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended,

(h) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to this agreement or the Credit Facilities,

(i) it owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the continued current conduct of its business, and

(j) there has been no default, event of default or event that would constitute a default or event of default (pending giving of notice or a lapse of time or both), of any provision of this agreement, the Notes or any other Related Documents.

6.2 **Representations and Warranties Regarding Anti-Corruption Laws and Sanctions.** The Borrower represents and warrants as of the date of this agreement and as of the date of each request for credit under the Credit Facilities that the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors and officers and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary, any of their respective directors, officers or to the knowledge of the Borrower employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No advance, letter of credit, use of proceeds or other transaction contemplated by the Credit Facilities will violate Anti-Corruption Laws or applicable Sanctions.

7. **Default/Remedies.**

7.1 **Events of Default/Acceleration.** If any of the following events occurs, the Notes shall become due immediately, without notice, at the Bank's option:

A. Any Obligor fails to pay when due any of the Liabilities, or any amount payable with respect to any of the Liabilities, or under any Note, any other Related Document.

B. Any Obligor or any of its Subsidiaries: (i) fails to observe or perform any term, covenant, condition or agreement of any of the Related Documents or any other agreement, now or hereafter in effect, with the Bank, or any Affiliate of the Bank or their respective successors and assigns; or (ii) makes any materially incorrect or misleading representation to the Bank.

C. Any Obligor (i) terminates or revokes or purports to terminate or revoke its guaranty or any Obligor's guaranty becomes unenforceable in whole or in part; or (ii) fails to perform promptly under its guaranty.

D. Any Obligor or any of its Subsidiaries (i) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Related Documents) and the effect of such default will

allow the creditor to declare the debt due before its stated maturity; or (ii) fails to pay when due any other debt to any Person (including the Bank), or under any agreement or instrument evidencing other debt to any Person.

E. There is any loss, theft, damage, or destruction of any Collateral not covered by insurance.

F. Any event occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of any Obligor or any Subsidiary of any Obligor.

G. Any Obligor or any of its Subsidiaries: (i) becomes insolvent or unable to pay its debts as they become due; (ii) makes an assignment for the benefit of creditors; (iii) consents to or commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws; (iv) conceals or removes any of its Property, with intent to hinder, delay or defraud any of its creditors; (v) makes or permits a transfer of any of its Property, which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (vi) makes a transfer of any of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

H. A custodian, receiver, or trustee is appointed for any Obligor or any of its Subsidiaries or for a substantial part of their respective Property.

I. Any Obligor or any of its Subsidiaries, without the Bank's prior written consent: (i) liquidates, divides or allocates any assets under a plan of division or similar arrangement, creates any series limited liability company, allocates any property to any series, or is dissolved; (ii) merges or consolidates with any other Person; (iii) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of its business; (iv) leases, purchases, or otherwise acquires a material part of the assets of any other Person, except in the ordinary course of its business; or (v) agrees to do any of the foregoing; provided, however, that any Subsidiary of an Obligor may merge or consolidate with any other Subsidiary of that Obligor, or with the Obligor, so long as the Obligor is the survivor.

J. Proceedings are commenced under any bankruptcy, reorganization, liquidation, or similar laws against any Obligor or any of its Subsidiaries and remain undismissed for sixty (60) days after commencement; or any Obligor or any of its Subsidiaries consents to the commencement of those proceedings.

K. Any judgment is entered against any Obligor or any of its Subsidiaries, or any attachment, seizure, sequestration, levy, or garnishment is issued against any Property of any Obligor or any of its Subsidiaries or any Collateral.

L. Any individual Obligor dies, or a guardian or conservator is appointed for any individual Obligor or all or any portion of their respective Property, or the Collateral.

M. Any material adverse change occurs in: (i) the Property, financial condition, business, assets, prospects, liabilities, or operations of any Obligor or any of its Subsidiaries; (ii) any Obligor's ability to perform its obligations under the Related Documents; or (iii) the Collateral.

7.2 **Remedies.** At any time after the occurrence of a default, the Bank may do one or more of the following: (a) cease permitting the Borrower to incur any Liabilities; (b) terminate any commitment of the Bank evidenced by any of the Notes; (c) declare any of the Notes to be immediately due and payable, without notice of acceleration, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (d) exercise all rights of setoff; and (e) exercise any and all other rights pursuant to any of the Related Documents.

A. Generally. The rights of the Bank under this agreement and the other Related Documents are in addition to other rights (including without limitation, other rights of setoff) the Bank may have contractually, by law, in equity or otherwise, all of which are cumulative and hereby retained by the Bank. Each Obligor agrees to stand still with regard to the Bank's enforcement of its rights, including taking no action to delay, impede or otherwise interfere with the Bank's rights to realize on any Collateral.

B. Bank's Right of Setoff. If default shall have occurred, the Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special time or demand, provisional or final) at any time held and other obligations at any time owing by the Bank or any Affiliate to or for the credit or the account of any Borrower against any of and all the Liabilities, irrespective of whether or not the Bank shall have made any demand under the Related Documents and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

8. Miscellaneous.

8.1 **Notice.** Any notices and demands under or related to this agreement shall be in writing and delivered to the Borrower at its address stated in this agreement and if to the Bank, Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 with a copy addressed to Bryan Hodge Morton, JPMorgan Chase Bank, N.A., 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050, by one of the following means: (a) by hand; (b) by overnight courier service; or (c) by certified or registered mail. Notice shall be deemed given upon receipt. Any party may change its address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

8.2 **Statements.** The Bank may provide the Borrower with account statements or invoices with respect to any of the Liabilities ("Statements"). Unless otherwise agreed to herein, the Bank is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower's convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Liabilities. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Bank of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Bank's right to receive payment in full at another time.

8.3 **No Waiver.** No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. The making of an advance during the existence of any default or subsequent to the occurrence of a default or when all conditions precedent have not been met shall not constitute a waiver of the default or condition precedent. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

8.4 **Integration; Severability.** This agreement, the Notes, and the other Related Documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement, the Notes, or the other Related Documents or any provision thereof is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such obligations or provisions in any other jurisdiction.

8.5 **Governing Law and Venue.** This agreement and (unless stated otherwise therein) all Related Documents shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Ohio, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Ohio is not a convenient forum or the proper venue for any such suit, action or proceeding.

8.6 **Non-Liability of the Bank.** The relationship between the Borrower on one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall have no fiduciary obligations to the Borrower. The Bank is not to be deemed an Affiliate of the Borrower or any of its Subsidiaries.

8.7 **Indemnification of the Bank.** The Borrower agrees to indemnify, defend and hold the Bank, its parent companies, Subsidiaries, Affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively, the "**Indemnified Persons**") harmless for, from any and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of any attorneys engaged by the Indemnified Person) and amounts paid in settlement ("**Claims**") to which any Indemnified Person may become subject arising out of or relating to the Credit Facilities, the Liabilities under this agreement or any other Related Documents or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

8.8 **Counterparts; Effectiveness.** This agreement and any Related Document may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same of such agreement or document. Except as provided in Section 3 entitled "Conditions Precedent to Extensions of Credit", this agreement will become effective when both (1) it has been executed by the Bank and (2)

the Bank has received counterparts to this agreement which, when taken together, bear the signatures of each of the other parties hereto.

8.9 **Advice of Counsel.** The Borrower acknowledges that it has had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any other Related Documents.

8.10 **Recovery of Additional Costs.** If the imposition of or any change in any Legal Requirement, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, liquidity requirements, capital adequacy requirements, Federal Deposit Insurance Corporation (FDIC) deposit insurance premiums or assessments, or other obligations which would (A) increase the cost to the Bank for extending, maintaining or funding the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or (C) reduce the rate of return on the Bank's capital as a consequence of the Bank's obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank's written demand for such payment. The Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

8.11 **Expenses.** To the extent not prohibited by law, and regardless of whether the transactions contemplated by this agreement are consummated, the Borrower is liable to the Bank and agrees to pay on demand all reasonable costs and expenses of every kind incurred (or charged by internal allocation) in connection with the negotiating, preparing, making, servicing and collection (in bankruptcy or otherwise) of the Credit Facilities and the realization on any Collateral and any other amounts owed under this agreement or the Related Documents, including without limitation reasonable attorneys' fees and court costs. The obligations of the Borrower under this section shall survive the termination of this agreement.

8.12 **Assignments.** The Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Notes to one or more purchasers whether or not related to the Bank. Notwithstanding anything to the contrary in this agreement, the Bank may at any time pledge or assign a security interest in all of any portion of its rights under this agreement to secure obligations of the Bank to a Federal Reserve Bank or a Federal Home Loan Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

8.13 **Marketing Consent.** The Borrower hereby authorizes the Bank, at Bank's sole expense, and without any prior approval by or compensation to the Borrower, to include the Borrower's name and logo in advertising, marketing, tombstones, case studies and training materials, posted on the Internet (including social media), on the Bank's Intranet, in pitchbooks and materials sent to prospective and existing customers, in newspapers or journals and to give such other publicity to this agreement and any related products and services, as Bank may from time to time determine in its sole discretion.

8.14 **Waivers.** To the maximum extent not prohibited by applicable Legal Requirements, the Borrower waives (a) any right to receive notice of the following matters before the Bank enforces any of its rights: (i) any demand, diligence, presentment, dishonor and protest, or (ii) any action that the Bank takes regarding any Person, any Collateral, or any of the Liabilities, that it might be entitled to by law or under any other agreement; (b) any right to require the Bank to proceed against the Borrower, any other Obligor or any Collateral, or pursue any remedy in the Bank's power to pursue; (c) any defense based on any claim that any Obligor's obligations exceed or are more burdensome than those of the Borrower; (d) the benefit of any statute of limitations affecting liability of any Obligor or the enforcement hereof; (e) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities; and (f) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. Each Obligor consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of any Collateral, to the addition of any other party, and to the release or discharge of, or suspension of any rights and remedies against, any Obligor.

8.15 **Confidentiality.** The Bank agrees that it will treat information provided by the Borrower or its representatives to the Bank (the "**Information**") as confidential; provided, however, that the Bank may disclose the Information (a) to its Affiliates and its and its Affiliates' directors, employees, officers, auditors, consultants, agents, counsel and advisors (such Affiliates and such Persons collectively, "**Representatives**"), it being understood that its Representatives shall be informed by the Bank of the confidential nature of such Information and be instructed to comply with the terms of this section to the same extent as is required of the Bank hereunder; (b) in response to a subpoena or other legal

process, or as may otherwise be required by law, order or regulation, or upon the request or demand of any governmental or regulatory agency or authority having jurisdiction over the Bank or its Representatives or to defend or prosecute a claim brought against or by the Bank and/or its Representatives; (c) to actual and prospective assignees, actual and prospective participants, and actual and prospective swap counterparties, provided that all such participants, assignees or swap counterparties execute an agreement with the Bank containing provisions substantially the same as those contained in this section; (d) to holders of Equity Interests in the Borrower, other than holders of any Equity Interest in a publicly traded company; (e) to any Obligor; and (f) with the Borrower's consent. The restrictions contained in this section shall not apply to Information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Bank or its Representatives in breach of this section, or (b) becomes available to the Bank or its Representatives from a source, other than the Borrower or one of its agents, who is not known to the Bank or its Representatives to be bound by any obligations of confidentiality to the Borrower, or (c) was known to the Bank or its Representatives prior to its disclosure to the Bank or its Representatives by the Borrower or one of its agents or was independently developed by the Bank or its Representatives, or (d) was or is, after the date hereof, disclosed (or required to be disclosed) by the Borrower to the Bank or any of its Representatives under or in connection with any existing financing relationship between the Borrower and the Bank or any of its Representatives, the disclosure of which shall be governed by the agreements executed in connection with such financing relationship. Any Person required to maintain the confidentiality of the Information as provided in this section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

8.16 Electronic Signature. Delivery of an executed counterpart of a signature page of this document and any Related Document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of such document. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this document and any Related Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Bank to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. If the Bank agrees to accept any Electronic Signature, it shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the signer(s) without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the signer(s) hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Bank and signer(s) of this document or any Related Document, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this document and any Related Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Bank may, at its option, create one or more copies of this document and any Related Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person's business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this document and any Related Document based solely on the lack of paper original copies of this document and any Related Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Bank for any liabilities arising solely from the Bank's reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the signer(s) hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. For purposes of this section, **"Electronic Signature"** shall mean, an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

8.17 Limitation of Liability. To the extent permitted by applicable law (i) the signer(s) hereto shall not assert, and the signer(s) hereto hereby waives, any claim against the Bank for any liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Related Document, or any agreement or instrument contemplated hereby or thereby, the Credit Facilities or the use of the proceeds thereof; provided that, nothing in this clause shall relieve

the Borrower of any obligation it may have to indemnify an Indemnified Person against special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party.

9. **USA PATRIOT ACT NOTIFICATION.** The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, if it is an individual the Bank will ask for its name, taxpayer identification number, residential address, date of birth, and other information that will allow the Bank to identify it, and, if it is not an individual the Bank will ask for its name, taxpayer identification number, business address, and other information that will allow the Bank to identify it. The Bank may also ask, if the Borrower is an individual, to see its driver's license or other identifying documents, and if it is not an individual, to see its Organizational Documents or other identifying documents.

10. **WAIVER OF SPECIAL DAMAGES.** WITH RESPECT TO THIS AGREEMENT AND ALL RELATED DOCUMENTS, THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

11. **JURY WAIVER.** TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Borrower:

2190 Dividend Dr
Columbus, OH 43228-3806

INTELLINETICS, INC.

By: Signed by: Joe Spain
B64F08912780490...

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

Bank:

JPMorgan Chase Bank, N.A.

By: DocuSigned by: [redacted]
A7534D76150448...

[redacted] Authorized Officer
Printed Name Title

Date Signed: 2/17/2026

[redacted] \ DP25-1098629000000 \ STRM 116421322000 \ DW000B0096159862F4E1

COMPLIANCE CERTIFICATE

To: JPMorgan Chase Bank, N.A.

This Compliance Certificate (**"Certificate"**), for the period ended ________________ ______, 20______, is furnished pursuant to that certain Credit Agreement dated as of December 16, 2025 (as amended, modified, renewed or extended from time to time, the **"Agreement"**) among INTELLINETICS, INC. (the **"Borrower"**), and JPMorgan Chase Bank, N.A. (the **"Bank"**). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the____________________ of the Borrower and I am authorized to deliver this Certificate on behalf of the Borrower and its Subsidiaries;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the compliance of the Borrower and its Subsidiaries with the Agreement during the accounting period covered by the attached financial statements (the **"Relevant Period"**);

3. The attached financial statements of the Borrower and, as applicable, its Subsidiaries and/or Affiliates for the Relevant Period: (a) have been prepared on an accounting basis consistent with the requirements of the Agreement, and (b) to the extent that the attached are not the Borrower's annual fiscal year end statements, are subject to normal year-end audit adjustments and the absence of footnotes;

4. The examinations described in paragraph 2 did not disclose and I have no knowledge of, except as set forth below, (a) the existence of any condition or event which constitutes a default or an event of default under the Agreement or any other Related Document during or at the end of the Relevant Period or as of the date of this Certificate, or which would, subject to the giving of notice or the lapse of time or both, constitute a default or event of default under the Agreement or any other Related Document during or at the end of the Relevant Period or as of the date of this Certificate or (b) any change in the accounting basis or in the application thereof that has occurred since the date of the annual financial statements delivered to the Bank in connection with the closing of the Agreement or subsequently delivered as required in the Agreement;

5. I hereby certify that, except as set forth below, no Obligor has, if applicable, changed its (i) name, (ii) chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) state of incorporation or organization without having received the Bank's prior written consent;

6. <u>Schedule I</u> attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

7. Described below are the exceptions, if any, referred to in paragraph 4 hereof by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) change in the accounting basis or the application thereof and the effect of such change on the attached financial statements:

____

____

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ____________,_____.

INTELLINETICS, INC.

By:___________________

Name:________________

Title:________________

Schedule I to Compliance Certificate for INTELLINETICS, INC.
Financial Covenants

Compliance as of________________, 20___ (the **"Compliance Test Date"**) with
Certain covenants contained in the Agreement and
Supporting calculations attached hereto

5.2 **Financial Covenants**. Without the prior written consent of the Bank, the Borrower will not:

A. EBITDA. Permit its EBITDA at any fiscal year end to be less than $350,000.00.

net income	$
plus interest expense	$
plus depreciation expense	$
plus amortization expense	$
plus income tax expense	$
plus non-cash non-recurring expense	$
minus non-cash non-recurring income	$
minus extraordinary gains	$
EBITDA	**$**

As of the Compliance Test Date shown above, the **EBITDA** is $____________________

Compliance as of the Compliance Test Date shown above: [__] Yes [__] No

J.P.Morgan

Line of Credit Note

$1,000,000.00
Date: December 16, 2025

Promise to Pay. On or before December 31, 2026, for value received, INTELLINETICS, INC., a Nevada corporation, (the "Borrower") promises to pay to JPMorgan Chase Bank, N.A., whose address is 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 (the "Bank") or order, in lawful money of the United States of America, the sum of One Million and 00/100 Dollars ($1,000,000.00) or so much thereof as may be advanced and outstanding, plus interest on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days at the "Adjusted SOFR Rate" (the "Note Rate") and at the rate of 3.00% Per Annum above the Note Rate, at the Bank's option, upon the occurrence of any default under this Note, whether or not the Bank elects to accelerate the maturity of this Note, from the date such increased rate is imposed by the Bank.

Definitions. As used in this Note, the following terms have the following respective meanings:

"Adjusted SOFR Rate" means, with respect to a SOFR Rate advance for the relevant Interest Period, the sum of (a) the Applicable Margin, plus (b) the SOFR Rate applicable to such Interest Period, and plus (c) the Unsecured to Secured Rate Adjustment.

"Applicable Margin" means 2.25% Per Annum.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to SOFR:

(i) a public statement or publication of information by or on behalf of the SOFR Administrator announcing that such SOFR Administrator has ceased or will cease to provide SOFR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor SOFR Administrator that will continue to provide SOFR; or

(ii) a public statement or publication of information by the NYFRB, the Federal Reserve Board, or, as applicable, the regulatory supervisor for the SOFR Administrator, an insolvency official with jurisdiction over the SOFR Administrator, a resolution authority with jurisdiction over the SOFR Administrator or a court or an entity with similar insolvency or resolution authority over the SOFR Administrator, in each case, which states that the SOFR Administrator has ceased or will cease to provide SOFR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide SOFR; or

(iii) a public statement or publication of information by the Federal Reserve Board, the NYFRB, the SOFR Administrator or the regulatory supervisor for the SOFR Administrator (as applicable), announcing that SOFR is no longer, or as of a specified future date will no longer be, representative.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed; provided that, when used in connection with a SOFR Rate advance, the term "Business Day" shall also exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Interest Period" means each consecutive one month period, the first of which shall commence on the date of this Note, ending on the day which corresponds numerically to such date one (1) month thereafter, provided, however, that if there is no such numerically corresponding day in such first succeeding month, such Interest Period shall end on the last Business Day of such first succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

"NYFRB" means the Federal Reserve Bank of New York.

"Per Annum" means for a year deemed to be comprised of 360 days.

"Prime Rate" means the rate of interest last quoted by The Wall Street Journal as the "Prime Rate" in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Bank) or any similar release by the Federal Reserve Board (as determined by the Bank). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

"SOFR" is defined in the "SOFR Rate" definition.

"SOFR Administrator" means the CME Group Benchmark Administration Limited (or a successor administrator of SOFR).

"SOFR Administrator's Website" means the SOFR Administrator's website, currently accessed through the website at https://www.cmegroup.com, or any successor source for SOFR identified as such by the SOFR Administrator from time to time.

"SOFR Rate" means with respect to any SOFR advance for any Interest Period, a rate per annum equal to the forward-looking term secured overnight financing rate (**"SOFR"**) for a period equal in length to such Interest Period as published by the SOFR Administrator on the SOFR Administrator's Website, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Bank in its reasonable discretion (in each case, the **"SOFR Screen Rate"**) at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Interest Period; *provided that*, if any SOFR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Note.

"Unsecured to Secured Rate Adjustment" means, with respect to any SOFR Rate advance, 0.10% Per Annum.

Benchmarks; No Liability. The interest rate on a SOFR Rate advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, the section captioned "Alternate Rate of Interest" below provides a mechanism for determining an alternative rate of interest. The Bank does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Note, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Bank and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Note or any alternative, successor or alternative rate (including any Alternate Rate) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Bank may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Note, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Illegality/Temporary Unavailability. If:

(i) any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Bank to maintain or fund the advances evidenced by this Note, or

(ii) the Bank determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the SOFR Rate (including because the SOFR Screen Rate is not available or published on a current basis), for the applicable Interest Period; or

(iii) the Bank determines the SOFR Rate will not adequately and fairly reflect the cost to the Bank of making or maintaining SOFR Rate advances for such Interest Period;

then, the Bank shall give notice thereof to the Borrower as promptly as practicable thereafter and, until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist the entire outstanding balance of any advance shall be replaced with an advance bearing interest at the greater of (x) Prime Rate and (y) 2.50% (the **"Interim Rate"**), and subject to the terms and conditions of this Note and the other Related Documents, the Borrower may request advances upon this Note bearing interest at the Interim Rate.

Alternate Rate of Interest. If a Benchmark Transition Event occurs, Bank may, by notice to Borrower, amend this Note to establish an alternate rate of interest for SOFR that gives due consideration to the then-evolving or prevailing market convention for determining a rate of interest for commercial loans in US Dollars at such time (the "**Alternate Rate**"); Borrower acknowledges that the Alternate Rate may include a mathematical adjustment using any then-evolving or prevailing market convention or method for determining a spread adjustment for the replacement of SOFR (which may include, if SOFR already contains such a spread, adding that spread to the Alternate Rate). The Bank may further amend the Note by such notice to Borrower to make technical, administrative or operational changes (including, without limitation, changes to the definition of "Interim Rate", the definition of "Interest Period", timing and frequency of determining rates and making payments of interest) that the Bank decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of the Alternate Rate. The Alternate Rate, together with all such technical, administrative and operational changes as specified in any notice, shall become effective at the later of (i) the fifth Business Day after the Bank has provided notice (including without limitation for this purpose, by electronic means) to the Borrower (the "**Notice Date**") and (ii) a date specified by the Bank in the notice, without any further action or consent of the Borrower, so long as Bank has not received, by 5:00 pm Eastern time on the Notice Date, written notice of objection to the Alternate Rate from the Borrower. If, on the date SOFR actually becomes permanently unavailable pursuant to a Benchmark Transition Event, an Alternate Rate has not been established in this manner, advances will, until an Alternate Rate is so established, bear interest at the Interim Rate. In no event shall the Alternate Rate be less than zero.

In connection with the implementation of a rate replacement described in the paragraph above, Bank may from time to time, upon written notice to Borrower, make any further technical, administrative or operational changes to this Note (including changes to the definition of "Interim Rate", the definition of "Business Day", the timing and frequency of determining rates and making payments of interest, the timing of prepayment or conversion notices, the length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of such rate replacement and to permit the administration thereof by Bank.

All determinations by Bank under this section shall be conclusive and binding absent manifest error.

Interest/Usury. In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

Interest will be computed on the unpaid principal balance from the date of each borrowing.

Interest Payments. Until maturity, the Borrower will pay consecutive monthly installments of interest only commencing January 31, 2026.

The Borrower shall make all payments on this Note and the other Related Documents, without setoff, deduction, or counterclaim, to the Bank at the Bank's address above or at such other place as the Bank may designate in writing. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment that is less than the payment due at that time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

Authorization for Direct Payments (ACH Debits). To effectuate any payment due under this Note or under any other Related Documents, the Borrower hereby authorizes the Bank to initiate debit entries to Account Number at the Bank and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until the Bank has received written notification of its termination in such time and in such manner as to afford the Bank a reasonable opportunity to act on it. The Borrower represents that the Borrower is and will be the owner of all funds in such account. The Borrower acknowledges: (1) that such debit entries may cause an overdraft of such account which may result in the Bank's refusal to honor items drawn on such account until adequate deposits are made to such account; (2) that the Bank is under no duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because the above-referenced account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

Late Fee. Any principal or interest which is not paid within 10 days after its due date (whether as stated, by acceleration or otherwise) shall be subject to a late payment charge of five percent (5.00%) of the total payment due, in addition to the payment of interest, up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge. The Borrower agrees to pay and stipulates that five percent (5.00%) of the total payment due is a reasonable amount for a late payment charge. The Borrower shall pay the late payment charge upon demand by the Bank or, if billed, within the time specified.

Purpose of Loan. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that no advance shall be used for any personal, family or household purpose. The proceeds of the loan shall be used only for the Borrower's working capital purposes.

Credit Facility. The Bank has approved a credit facility to the Borrower in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Borrower. This Note evidences the Borrower's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note is the amount reflected from time to time in the records of the Bank. Until the earliest to occur of maturity, any default, event of default, or any event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, the Borrower may borrow, pay down and reborrow under this Note subject to the terms of the Related Documents.

Confession of Judgment. The Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by the Bank, to appear in any court of record and to confess judgment against any or all Borrowers for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of the Bank setting forth the amount then due together with attorney's fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as the Bank may elect until all amounts owing on this Note have been paid in full. The Borrower waives any conflict of interest that an attorney hired by the Bank may have in acting on behalf of the Borrower in confessing judgment against the Borrower while such attorney is retained by the Bank. The Borrower expressly consents to such attorney acting for the Borrower in confessing judgment.

Miscellaneous. This Note binds the Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Note. This Note is subject to that certain Credit Agreement by and between the Borrower and the Bank, dated December 16, 2025, and all amendments, restatements and replacements thereof (the "Credit Agreement") to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid. The terms and provisions of the Credit Agreement are hereby incorporated and made a part hereof by this reference thereto with the same force and effect as if set forth at length herein. No reference to the Credit Agreement and no provisions of this Note or the Credit Agreement shall alter or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on this Note as herein prescribed. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. If any one or more of the obligations of the Borrower under this Note or any provision hereof is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such obligations or provisions in any other jurisdiction. Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.

WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Borrower:

2190 Dividend Dr
Columbus, OH 43228-3806

INTELLINETICS, INC.

By: Signed by: Joe Spain

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: **2/16/2026**

[redacted] DP25-1098629000000 \ STRM \NS\Y. Noriega
116421322000 \ DW000B0096159862F4E1

J.P.Morgan

Continuing Security Agreement

Dated as of December 16, 2025

Grant of Security Interest. To secure the payment and performance of the Liabilities, Intellinetics, Inc., a Ohio corporation, (whether one or more, the "Borrower", individually and collectively if more than one) pledges, assigns and grants to JPMorgan Chase Bank, N.A., whose address is 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 (together with its successors and assigns, the "Bank") a continuing security interest in, all of its right, title and interest in the Collateral (as hereinafter defined), whether now owned or hereafter acquired and whether now existing or hereafter arising.

"Liabilities" means all obligations, indebtedness and liabilities of the Borrower whether individual, joint and several, absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing in favor of the Bank, including without limitation, all liabilities, all interest, costs and fees arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, credit card, lease, Rate Management Transaction, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. "Rate Management Transaction" means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. The Borrower and the Bank specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Bank.

The term "Collateral" means all of the Borrower's "accounts"; "chattel paper"; "deposit accounts" and other payment obligations of financial institutions (including the Bank); "documents"; "equipment", including any documents and certificates of title issued with respect to any of the equipment; "general intangibles" and any right to a refund of taxes paid at any time to any governmental entity; "instruments"; "inventory", including any documents and certificates of title issued with respect to any of the inventory; "investment property"; "financial assets"; "letter of credit rights"; all as defined in the UCC, whether owned or consigned by or to, or leased from or to the Borrower, and wherever located. In addition, the term "Collateral" includes all "proceeds", "products" and "supporting obligations" (as such terms are defined in the UCC) of the Collateral, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, "instruments," "investment property," "financial assets," and "general intangibles" (as such terms are defined in the UCC) arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Borrower, and all insurance claims relating to any of the Collateral. The term "Collateral" further includes all of the Borrower's right, title and interest in and to all books, records and data relating to the Collateral, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Bank's agent, the Borrower agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

The term "UCC" means the Uniform Commercial Code of Ohio, as in effect from time to time.

Representations, Warranties and Covenants. The Borrower represents, warrants, and covenants to the Bank that each of the following is true and will remain true until termination of this agreement and payment in full of all Liabilities and agrees with the Bank that:

1. At its own expense, it shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank. Each insurance policy on the Collateral shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days' prior written notice to the Bank. In all events, the amounts of such insurance coverages on the Collateral shall be in such minimum amounts that the Borrower will not be deemed a co-insurer. The policies on the Collateral, or certificates evidencing them, shall, if the Bank so requests, be deposited with the Bank.
2. It shall permit the Bank, at the Borrower's expense, to inspect and examine the Collateral and to check and test the same as to quality, quantity, value, and condition.
3. It shall maintain the Collateral in good repair; use the Collateral in accordance with law and in compliance with any policy of insurance thereon; and exhibit the Collateral to the Bank on demand.

4. Until the Bank gives notice to the Borrower to the contrary or until the Borrower is in default, it may use the funds collected in its business. Upon notice from the Bank or upon default, the Borrower agrees that all sums of money it receives on account of or in payment or settlement of the accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles and instruments shall be held by it as trustee for the Bank without commingling with any of the Borrower's other funds, and shall immediately be delivered to the Bank with endorsement to the Bank's order of any check or similar instrument. It is agreed that, at any time the Bank so elects, the Bank shall be entitled, in its own name or in the name of the Borrower or otherwise, but at the expense and cost of the Borrower, to collect, demand, receive, sue for or compromise any and all accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles, and instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Borrower and, in the Bank's discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable. It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Bank's taking action. The Borrower irrevocably appoints the Bank or the Bank's designee as the Borrower's attorney-in-fact to do all things with reference to the Collateral as provided for in this agreement including without limitation (1) to sign the Borrower's name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Borrower's customers, and (2) to do all things necessary to carry out this agreement or to perform any of the Borrower's obligations under this agreement, (3) to notify the post office authorities to change the Borrower's mailing address to one designated by the Bank, and (4) to receive, open and dispose of mail addressed to the Borrower. The Borrower ratifies and approves all acts of the Bank as attorney-in-fact. This power of attorney appointment is irrevocable, coupled with an interest, and shall survive the death or disability of Borrower. The Bank shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied. Immediately upon its receipt of any Collateral evidenced by an agreement, "instrument," "chattel paper," certificated "security" or "document" (as such terms are defined in the UCC) (collectively, "Special Collateral"), it shall mark the Special Collateral to show that it is subject to the Bank's security interest, pledge and assignment and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment or transfer in form and substance satisfactory to the Bank.
5. It will not, sell, lease, license or offer to sell, lease, license, grant as security to anyone other than the Bank, or otherwise transfer the Collateral or any rights in or to the Collateral, without the prior written consent of the Bank, except for the sale of inventory in the ordinary course of business; or change the location of the Collateral from the locations of the Collateral disclosed to the Bank, without providing at least ten (10) days' prior written notice to the Bank.
6. No financing statement or similar record covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing.
7. When the Collateral is located at, used in or attached to a facility leased by the Borrower, the Borrower will, at the request of the Bank, obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor's interest in any of the Collateral, in form and substance satisfactory to the Bank.

Remedies Regarding Collateral. The Bank shall have the right to require the Borrower to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. The Borrower agrees that upon default the Bank may dispose of any of the Collateral in its then present condition, that the Bank has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Bank may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Borrower agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Borrower without liability on the part of the Bank. The Borrower expressly agrees that the Bank may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Borrower, and that the Bank may, without cost, use any and all of the Borrower's "equipment" (as defined in the UCC) in the manufacturing or processing of any "inventory" (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes "farm products" (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. Without limiting any other remedy, the Borrower is liable for any deficiency remaining after disposition of the Collateral. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. The Bank shall be entitled to the appointment of a receiver as a matter of right, without notice and without regard to the value of the Collateral. Without limitation, the receiver shall have the power to (i) protect and preserve the Collateral, (ii) operate the business of the Borrower, (iii) collect and apply the proceeds, over and above the costs of the receivership, to the Liabilities, (iv) close the business of the Borrower and liquidate all Collateral, and/or (v) sell the business of the Borrower as a going concern. The receiver shall serve without bond, if permitted by law. At its option the Bank may, but shall be under no duty or obligation

to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Borrower agrees to reimburse the Bank on demand for any such payment made or expense incurred by the Bank with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities. The Borrower authorizes the Bank to endorse on the Borrower's behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Bank shall remit to the Borrower such surplus, if any, as remains after the proceeds have been applied, at the Bank's option, to the satisfaction of all of the Liabilities (in such order of application as the Bank may elect) or to the establishment of a cash collateral account for the Liabilities. The Bank shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Borrower to (a) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral.

Miscellaneous. A carbon, photographic or other reproduction of this agreement is sufficient as, and can be filed as, a financing statement or similar record. The Borrower authorizes the Bank to file one or more financing statements or similar records covering the Collateral or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements or similar records containing any collateral description which reasonably describes the Collateral, and the Borrower will pay the cost of filing them in all public offices where filing is deemed by the Bank to be necessary or desirable. In addition, the Borrower shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the pledge, security interest and assignment created in the Collateral by this agreement. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. All rights of the Bank benefit the Bank's successors and assigns; and all obligations of the Borrower bind the Borrower's heirs, executors, administrators, successors and assigns. If more than one person or entity signs as the Borrower, their obligations are joint and several and each agreement, representation, warranty and covenant shall be individual, joint and several and the "Collateral" includes any property that is owned by any Borrower individually or jointly with any other. This agreement is in addition to and not in substitution or replacement of any other security agreement executed by the Borrower in favor of the Bank, and the Bank's rights under this agreement and any such other security agreement are cumulative. The provisions of this agreement are severable, and if any one or more of the provisions of this agreement are held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such provision(s) in any other jurisdiction. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein. Any notices and demands under or related to this agreement shall be in writing and delivered to the Borrower at 2190 Dividend Dr, Columbus, OH 43228-3806 and if to the Bank, shall be addressed to Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 with a copy addressed to Bryan Hodge Morton, JPMorgan Chase Bank, N.A., 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice (other than any Subordinated Creditor Termination Notice) shall be deemed given: (i) upon receipt if delivered by hand; (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (iii) on the third Delivery Day after the notice is deposited in the mail. **"Delivery Day"** means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change the party's address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

Borrower:

INTELLINETICS, INC.

Signed by:

By: Joe Spain

B64F08912780490...

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

Intellinetics, Inc.

Signed by:

By: Joe Spain

B64F08912780490...

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

[redacted] DP25-1098629000000 \ STRM\NS\ Y. Noriega, 116421322000 \ DW000B0096159862F4E1

J.P.Morgan

Continuing Security Agreement

Dated as of December 16, 2025

Grant of Security Interest. To secure the payment and performance of the Liabilities, INTELLINETICS, INC., a Nevada corporation (whether one or more, the "Borrower", individually and collectively if more than one) pledges, assigns and grants to JPMorgan Chase Bank, N.A., whose address is 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 (together with its successors and assigns, the "Bank") a continuing security interest in, all of its right, title and interest in the Collateral (as hereinafter defined), whether now owned or hereafter acquired and whether now existing or hereafter arising.

"Liabilities" means all obligations, indebtedness and liabilities of the Borrower whether individual, joint and several, absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing in favor of the Bank, including without limitation, all liabilities, all interest, costs and fees arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, credit card, lease, Rate Management Transaction, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. "Rate Management Transaction" means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. The Borrower and the Bank specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Bank.

The term "Collateral" means all of the Borrower's "accounts"; "chattel paper"; "deposit accounts" and other payment obligations of financial institutions (including the Bank); "documents"; "equipment", including any documents and certificates of title issued with respect to any of the equipment; "general intangibles" and any right to a refund of taxes paid at any time to any governmental entity; "instruments"; "inventory", including any documents and certificates of title issued with respect to any of the inventory; "investment property"; "financial assets"; "letter of credit rights"; all as defined in the UCC, whether owned or consigned by or to, or leased from or to the Borrower, and wherever located. In addition, the term "Collateral" includes all "proceeds", "products" and "supporting obligations" (as such terms are defined in the UCC) of the Collateral, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, "instruments," "investment property," "financial assets," and "general intangibles" (as such terms are defined in the UCC) arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Borrower, and all insurance claims relating to any of the Collateral. The term "Collateral" further includes all of the Borrower's right, title and interest in and to all books, records and data relating to the Collateral, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Bank's agent, the Borrower agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

The term "UCC" means the Uniform Commercial Code of Ohio, as in effect from time to time.

Representations, Warranties and Covenants. The Borrower represents, warrants, and covenants to the Bank that each of the following is true and will remain true until termination of this agreement and payment in full of all Liabilities and agrees with the Bank that:

1. At its own expense, it shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank. Each insurance policy on the Collateral shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days' prior written notice to the Bank. In all events, the amounts of such insurance coverages on the Collateral shall be in such minimum amounts that the Borrower will not be deemed a co-insurer. The policies on the Collateral, or certificates evidencing them, shall, if the Bank so requests, be deposited with the Bank.
2. It shall permit the Bank, at the Borrower's expense, to inspect and examine the Collateral and to check and test the same as to quality, quantity, value, and condition.
3. It shall maintain the Collateral in good repair; use the Collateral in accordance with law and in compliance with any policy of insurance thereon; and exhibit the Collateral to the Bank on demand.

4. Until the Bank gives notice to the Borrower to the contrary or until the Borrower is in default, it may use the funds collected in its business. Upon notice from the Bank or upon default, the Borrower agrees that all sums of money it receives on account of or in payment or settlement of the accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles and instruments shall be held by it as trustee for the Bank without commingling with any of the Borrower's other funds, and shall immediately be delivered to the Bank with endorsement to the Bank's order of any check or similar instrument. It is agreed that, at any time the Bank so elects, the Bank shall be entitled, in its own name or in the name of the Borrower or otherwise, but at the expense and cost of the Borrower, to collect, demand, receive, sue for or compromise any and all accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles, and instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Borrower and, in the Bank's discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable. It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Bank's taking action. The Borrower irrevocably appoints the Bank or the Bank's designee as the Borrower's attorney-in-fact to do all things with reference to the Collateral as provided for in this agreement including without limitation (1) to sign the Borrower's name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Borrower's customers, and (2) to do all things necessary to carry out this agreement or to perform any of the Borrower's obligations under this agreement, (3) to notify the post office authorities to change the Borrower's mailing address to one designated by the Bank, and (4) to receive, open and dispose of mail addressed to the Borrower. The Borrower ratifies and approves all acts of the Bank as attorney-in-fact. This power of attorney appointment is irrevocable, coupled with an interest, and shall survive the death or disability of Borrower. The Bank shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied. Immediately upon its receipt of any Collateral evidenced by an agreement, "instrument," "chattel paper," certificated "security" or "document" (as such terms are defined in the UCC) (collectively, "Special Collateral"), it shall mark the Special Collateral to show that it is subject to the Bank's security interest, pledge and assignment and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment or transfer in form and substance satisfactory to the Bank.
5. It will not, sell, lease, license or offer to sell, lease, license, grant as security to anyone other than the Bank, or otherwise transfer the Collateral or any rights in or to the Collateral, without the prior written consent of the Bank, except for the sale of inventory in the ordinary course of business; or change the location of the Collateral from the locations of the Collateral disclosed to the Bank, without providing at least ten (10) days' prior written notice to the Bank.
6. No financing statement or similar record covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing.
7. When the Collateral is located at, used in or attached to a facility leased by the Borrower, the Borrower will, at the request of the Bank, obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor's interest in any of the Collateral, in form and substance satisfactory to the Bank.

Remedies Regarding Collateral. The Bank shall have the right to require the Borrower to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. The Borrower agrees that upon default the Bank may dispose of any of the Collateral in its then present condition, that the Bank has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Bank may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Borrower agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Borrower without liability on the part of the Bank. The Borrower expressly agrees that the Bank may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Borrower, and that the Bank may, without cost, use any and all of the Borrower's "equipment" (as defined in the UCC) in the manufacturing or processing of any "inventory" (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes "farm products" (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. Without limiting any other remedy, the Borrower is liable for any deficiency remaining after disposition of the Collateral. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. The Bank shall be entitled to the appointment of a receiver as a matter of right, without notice and without regard to the value of the Collateral. Without limitation, the receiver shall have the power to (i) protect and preserve the Collateral, (ii) operate the business of the Borrower, (iii) collect and apply the proceeds, over and above the costs of the receivership, to the Liabilities, (iv) close the business of the Borrower and liquidate all Collateral, and/or (v) sell the business of the Borrower as a going concern. The receiver shall serve without bond, if permitted by law. At its option the Bank may, but shall be under no duty or obligation

to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Borrower agrees to reimburse the Bank on demand for any such payment made or expense incurred by the Bank with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities. The Borrower authorizes the Bank to endorse on the Borrower's behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Bank shall remit to the Borrower such surplus, if any, as remains after the proceeds have been applied, at the Bank's option, to the satisfaction of all of the Liabilities (in such order of application as the Bank may elect) or to the establishment of a cash collateral account for the Liabilities. The Bank shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Borrower to (a) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral.

Miscellaneous. A carbon, photographic or other reproduction of this agreement is sufficient as, and can be filed as, a financing statement or similar record. The Borrower authorizes the Bank to file one or more financing statements or similar records covering the Collateral or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements or similar records containing any collateral description which reasonably describes the Collateral, and the Borrower will pay the cost of filing them in all public offices where filing is deemed by the Bank to be necessary or desirable. In addition, the Borrower shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the pledge, security interest and assignment created in the Collateral by this agreement. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. All rights of the Bank benefit the Bank's successors and assigns; and all obligations of the Borrower bind the Borrower's heirs, executors, administrators, successors and assigns. If more than one person or entity signs as the Borrower, their obligations are joint and several and each agreement, representation, warranty and covenant shall be individual, joint and several and the "Collateral" includes any property that is owned by any Borrower individually or jointly with any other. This agreement is in addition to and not in substitution or replacement of any other security agreement executed by the Borrower in favor of the Bank, and the Bank's rights under this agreement and any such other security agreement are cumulative. The provisions of this agreement are severable, and if any one or more of the provisions of this agreement are held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such provision(s) in any other jurisdiction. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein. Any notices and demands under or related to this agreement shall be in writing and delivered to the Borrower at 2190 Dividend Dr, Columbus, OH 43228-3806 and if to the Bank, shall be addressed to Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 with a copy addressed to Bryan Hodge Morton, JPMorgan Chase Bank, N.A., 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice (other than any Subordinated Creditor Termination Notice) shall be deemed given: (i) upon receipt if delivered by hand; (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (iii) on the third Delivery Day after the notice is deposited in the mail. **"Delivery Day"** means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change the party's address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

Borrower:

INTELLINETICS, INC.

By: Signed by: Joe Spain

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

Intellinetics, Inc.

By: Signed by: Joe Spain

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

[redacted] DP25-1098629000000 \ STRM 116421322000 \ DW000B0096159862F4E1

J.P.Morgan

Continuing Security Agreement

Dated as of December 16, 2025

Grant of Security Interest. To secure the payment and performance of the Liabilities, Graphic Sciences, Inc. (whether one or more, the "Debtor", individually and collectively if more than one) pledges, assigns and grants to JPMorgan Chase Bank, N.A., whose address is 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 (together with its successors and assigns, the "Bank") a continuing security interest in, all of its right, title and interest in the Collateral (as hereinafter defined), whether now owned or hereafter acquired and whether now existing or hereafter arising.

Borrower. "Borrower" means each and all of INTELLINETICS, INC.

"Liabilities" means all obligations, indebtedness and liabilities of the Borrower whether individual, joint and several, absolute or contingent, direct or indirect, liquidated or unliquidated, now or hereafter existing in favor of the Bank, including without limitation, all liabilities, all interest, costs and fees arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, credit card, lease, Rate Management Transaction, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. "Rate Management Transaction" means any transaction (including an agreement with respect thereto) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. The Debtor and the Bank specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Bank.

The term "Collateral" means all of the Debtor's "accounts"; "chattel paper"; "deposit accounts" and other payment obligations of financial institutions (including the Bank); "documents"; "equipment", including any documents and certificates of title issued with respect to any of the equipment; "general intangibles" and any right to a refund of taxes paid at any time to any governmental entity; "instruments"; "inventory", including any documents and certificates of title issued with respect to any of the inventory; "investment property"; "financial assets"; "letter of credit rights"; all as defined in the UCC, whether owned or consigned by or to, or leased from or to the Debtor, and wherever located. In addition, the term "Collateral" includes all "proceeds", "products" and "supporting obligations" (as such terms are defined in the UCC) of the Collateral, including but not limited to all stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper, "instruments," "investment property," "financial assets," and "general intangibles" (as such terms are defined in the UCC) arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by the Debtor, and all insurance claims relating to any of the Collateral. The term "Collateral" further includes all of the Debtor's right, title and interest in and to all books, records and data relating to the Collateral, regardless of the form of media containing such information or data, and all software necessary or desirable to use any of the Collateral or to access, retrieve, or process any of such information or data. Where the Collateral is in the possession of the Bank or the Bank's agent, the Debtor agrees to deliver to the Bank any property that represents an increase in the Collateral or profits or proceeds of the Collateral.

The term "UCC" means the Uniform Commercial Code of Ohio, as in effect from time to time.

Representations, Warranties and Covenants. The Debtor represents, warrants, and covenants to the Bank that each of the following is true and will remain true until termination of this agreement and payment in full of all Liabilities and agrees with the Bank that:

1. At its own expense, it shall maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be satisfactory to the Bank. Each insurance policy on the Collateral shall contain a lender's loss payable endorsement satisfactory to the Bank and a prohibition against cancellation or amendment of the policy or removal of the Bank as loss payee without at least thirty (30) days' prior written notice to the Bank. In all events, the amounts of such insurance coverages on the Collateral shall be in such minimum amounts that the Debtor will not be deemed a co-insurer. The policies on the Collateral, or certificates evidencing them, shall, if the Bank so requests, be deposited with the Bank.

2. It shall permit the Bank, at the Debtor's expense, to inspect and examine the Collateral and to check and test the same as to quality, quantity, value, and condition, and will provide any information that the Bank may reasonably request and will permit the Bank or the Bank's agents to inspect and copy its books, records and data, at any time during normal business hours.
3. It shall maintain the Collateral in good repair; pay promptly when due all taxes and assessments upon the Collateral or for the use or operation of the Collateral; use the Collateral in accordance with law and in compliance with any policy of insurance thereon; and exhibit the Collateral to the Bank on demand.
4. Until the Bank gives notice to the Debtor to the contrary or until the Debtor is in default, it may use the funds collected in its business. Upon notice from the Bank or upon default, the Debtor agrees that all sums of money it receives on account of or in payment or settlement of the accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles and instruments shall be held by it as trustee for the Bank without commingling with any of the Debtor's other funds, and shall immediately be delivered to the Bank with endorsement to the Bank's order of any check or similar instrument. It is agreed that, at any time the Bank so elects, the Bank shall be entitled, in its own name or in the name of the Debtor or otherwise, but at the expense and cost of the Debtor, to collect, demand, receive, sue for or compromise any and all accounts, chattel paper, certificated securities, negotiable certificates of deposit, documents, general intangibles, and instruments, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Debtor and, in the Bank's discretion, to file any claims or take any action or proceeding which the Bank may deem necessary or advisable. It is expressly understood and agreed, however, that the Bank shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Bank's taking action. The Debtor irrevocably appoints the Bank or the Bank's designee as the Debtor's attorney-in-fact to do all things with reference to the Collateral as provided for in this agreement including without limitation (1) to sign the Debtor's name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Debtor's customers, and (2) to do all things necessary to carry out this agreement or to perform any of the Debtor's obligations under this agreement, (3) to notify the post office authorities to change the Debtor's mailing address to one designated by the Bank, and (4) to receive, open and dispose of mail addressed to the Debtor. The Debtor ratifies and approves all acts of the Bank as attorney-in-fact. This power of attorney appointment is irrevocable, coupled with an interest, and shall survive the death or disability of Debtor. The Bank shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, but only for its gross negligence or willful misconduct. This power being coupled with an interest is irrevocable until all of the Liabilities have been fully satisfied. Immediately upon its receipt of any Collateral evidenced by an agreement, "instrument," "chattel paper," certificated "security" or "document" (as such terms are defined in the UCC) (collectively, "Special Collateral"), it shall mark the Special Collateral to show that it is subject to the Bank's security interest, pledge and assignment and shall deliver the original to the Bank together with appropriate endorsements and other specific evidence of assignment or transfer in form and substance satisfactory to the Bank.
5. It will not, sell, lease, license or offer to sell, lease, license, grant as security to anyone other than the Bank, or otherwise transfer the Collateral or any rights in or to the Collateral, without the prior written consent of the Bank, except for the sale of inventory in the ordinary course of business; or change the location of the Collateral from the locations of the Collateral disclosed to the Bank, without providing at least ten (10) days' prior written notice to the Bank.
6. No financing statement or similar record covering all or any part of the Collateral or any proceeds is on file in any public office, unless the Bank has approved that filing.
7. Without notice or demand and without affecting the Debtor's obligations hereunder, from time to time, the Bank is authorized to: (a) renew, modify, increase, compromise, rearrange, restate, consolidate, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, either in whole or in part, the Borrower, and release, either in whole or in part, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, impair, waive or release any such collateral; (d) proceed against the Collateral or any other collateral for the Liabilities and direct the order or manner of sale as the Bank in its discretion may determine; (e) take any action against the Borrower, the Collateral or any other collateral for the Liabilities, or any other person liable for any of the Liabilities, and (f) apply any and all moneys received by the Bank, or recoveries from the Collateral or any other collateral for the Liabilities, in such order or manner as the Bank in its discretion may determine, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this agreement.
8. Its obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets or any other obligor on the Liabilities or that obligor's assets, (c) any change in the composition or structure of the Borrower or any other obligor on the Liabilities, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.
9. It expressly consents to any impairment of the Collateral or any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest in such collateral and any release, either in whole or in part, of the Collateral or any other collateral for the Liabilities. Any such impairment or release shall not affect the Debtor's obligations hereunder.
10. It waives (a) to the extent not prohibited by applicable law, all rights and benefits under any laws or statutes regarding sureties, as may be amended, (b) any right the Debtor may have to receive notice of the following matters before the Bank enforces any of its rights: (i) the Bank's acceptance of this agreement, (ii) incurrence or acquisition or material alteration of any Liabilities, any credit that the Bank extends to the Borrower, (iii) the Borrower's default, (iv) any demand, diligence, presentment, dishonor and protest,

(v) any action that the Bank takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (vi) any adverse facts that would affect the Debtor's risk (c) any right it may have to require the Bank to proceed against the Borrower, any guarantor or other obligor on the Liabilities, the Collateral or any other collateral for the Liabilities, or pursue any remedy in the Bank's power to pursue, or to exercise any right of setoff, (d) any defense based on any claim that the Debtor's obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Debtor's obligations hereunder or the enforcement hereof, (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof, (h) any defense based on or arising out of the Bank's negligent administration of the Liabilities, and (i) and agrees not to enforce any rights of subrogation, contribution, reimbursement, exoneration or indemnification that it may have against the Borrower, any person or entity liable on the Liabilities, or the Collateral, until the Borrower and the Debtor have fully performed all of their obligations to the Bank, even if those obligations are not covered by this agreement. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.

11. The Debtor has (a) without reliance on the Bank or any information received from the Bank and based upon the records and information the Debtor deems appropriate, made an independent investigation of the Borrower, the Borrower's business, assets, operations, prospects and condition, financial or otherwise, and any circumstances that may bear upon those transactions, the Borrower or the obligations, liabilities and risks undertaken pursuant to this agreement; (b) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower and the Bank has no duty to provide any information concerning the Borrower or other obligor on the Liabilities to the Debtor (c) full and complete access to the Borrower and any and all records relating to any Liabilities now or in the future owing by the Borrower; (d) not relied and will not rely upon any representations or warranties of the Bank not embodied in this agreement or any acts taken by the Bank prior to or after the execution or other authentication and delivery of this agreement (including but not limited to any review by the Bank of the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower); and (e) determined that the Debtor will receive benefit, directly or indirectly, and has or will receive fair and reasonably equivalent value, for the execution and delivery of this agreement and the rights provided to the Bank. By entering into this agreement, the Debtor does not intend: (i) to incur or believe that the Debtor will incur debts that would be beyond the Debtor's ability to pay as those debts mature; or (ii) to hinder, delay or defraud any creditor of the Debtor. The Debtor is neither engaged in nor about to engage in any business or transaction for which the remaining assets of the Debtor are unreasonably small in relation to the business or transaction, and any property remaining with the Debtor after the execution or other authentication of this agreement is not unreasonably small capital.
12. The Debtor agrees to fully cooperate with the Bank and not to delay, impede or otherwise interfere with the efforts of the Bank to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Bank's collateral free and clear of all liens.
13. Its principal residence or chief executive office is at the address shown below.
14. Its name as it appears in this agreement is its exact name as it appears in its most recently filed public organic record and other organizational documents, as applicable, as amended, including any trust documents; and it will not without the Bank's prior written consent, change its name, its business organization, the jurisdiction under which it is formed or organized, or its chief executive office, or any additional places of business. If the Debtor is an individual, the Debtor will not (i) change the Debtor's name on his/her driver's license or state issued identification card, as applicable, without notifying the Bank within thirty (30) days of the change, or (ii) change the state of his/her principal residence without notifying the Bank within thirty (30) days of the change.
15. The execution and delivery of this agreement and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, and do not require the consent or approval of any governmental authority or any third party.
16. This agreement is a valid and binding agreement, enforceable according to its terms.
17. It is duly organized, validly existing and in good standing under the laws of the state where it is organized and in good standing in each state where it is doing business; and the execution and delivery of this agreement and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement or document governing its affairs.
18. When the Collateral is located at, used in or attached to a facility leased by the Debtor, the Debtor will, at the request of the Bank, obtain from the lessor a consent to the granting of this security interest and a release or subordination of the lessor's interest in any of the Collateral, in form and substance satisfactory to the Bank.

Reinstatement. The Debtor agrees that to the extent any payment or transfer is received by the Bank in connection with the Liabilities, and all or any part of such payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Bank or paid over to a trustee, receiver or any other person or entity, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a "Preferential Payment"), then this agreement shall continue to be effective or shall be reinstated, as the case may be, even if all Liabilities have been paid in full, and whether or not the Bank is in possession of this agreement or whether agreement has been marked paid, cancelled, released or returned to the Borrower or the Debtor, and, to the extent of the payment or repayment or other transfer by the Bank, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. If this agreement must be reinstated, the Debtor agrees to execute and deliver to the Bank any new security agreements and financing

statements, if necessary or if requested by the Bank, in form and substance acceptable to the Bank, covering the Collateral. The obligations of the Debtor under this section shall survive the termination of this agreement.

Remedies Regarding Collateral. The Bank shall have the right to require the Debtor to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. The Debtor agrees that upon default the Bank may dispose of any of the Collateral in its then present condition, that the Bank has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Bank's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Bank may disclaim warranties of title, possession, quiet enjoyment, and the like, and the Debtor agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Bank to take possession of the Collateral, the Bank may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Debtor without liability on the part of the Bank. The Debtor expressly agrees that the Bank may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Debtor, and that the Bank may, without cost, use any and all of the Debtor's "equipment" (as defined in the UCC) in the manufacturing or processing of any "inventory" (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transporting of any of the Collateral that constitutes "farm products" (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Bank sends notice to the Debtor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. Without limiting any other remedy, the Debtor is liable for any deficiency remaining after disposition of the Collateral. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity, with or without designating the capacity of that nominee. The Bank shall be entitled to the appointment of a receiver as a matter of right, without notice and without regard to the value of the Collateral. Without limitation, the receiver shall have the power to (i) protect and preserve the Collateral, (ii) operate the business of the Borrower, (iii) collect and apply the proceeds, over and above the costs of the receivership, to the Liabilities, (iv) close the business of the Borrower and liquidate all Collateral, and/or (v) sell the business of the Borrower as a going concern. The receiver shall serve without bond, if permitted by law. At its option the Bank may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Debtor agrees to reimburse the Bank on demand for any such payment made or expense incurred by the Bank with interest at the highest rate at which interest may accrue under any of the instruments evidencing the Liabilities. The Debtor authorizes the Bank to endorse on the Debtor's behalf and to negotiate drafts reflecting proceeds of insurance of the Collateral, provided that the Bank shall remit to the Debtor such surplus, if any, as remains after the proceeds have been applied, at the Bank's option, to the satisfaction of all of the Liabilities (in such order of application as the Bank may elect) or to the establishment of a cash collateral account for the Liabilities. The Bank shall have the right now, and at any time in the future in its sole and absolute discretion, without notice to the Debtor to (a) prepare, file and sign the Debtor's name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (b) prepare, file and sign the Debtor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral.

Miscellaneous. A carbon, photographic or other reproduction of this agreement is sufficient as, and can be filed as, a financing statement or similar record. The Debtor authorizes the Bank to file one or more financing statements or similar records covering the Collateral or such lesser amount of assets as the Bank may determine, or the Bank may, at its option, file financing statements or similar records containing any collateral description which reasonably describes the Collateral, and the Debtor will pay the cost of filing them in all public offices where filing is deemed by the Bank to be necessary or desirable. In addition, the Debtor shall execute and deliver, or cause to be executed and delivered, such other documents as the Bank may from time to time request to perfect or to further evidence the pledge, security interest and assignment created in the Collateral by this agreement. If any provision of this agreement cannot be enforced, the remaining portions of this agreement shall continue in effect. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy, no single or partial exercise by the Bank of any right or remedy precludes any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor does a waiver on one occasion waive that right on any future occasion. All obligations of the Debtor set forth in this agreement shall bind the Debtor's heirs, executors, administrators, successors and assigns. All rights of the Bank benefit the Bank's successors and assigns; and all obligations of the Debtor bind the Debtor's heirs, executors, administrators, successors and assigns. If more than one person or entity signs as the Debtor, their obligations are joint and several and each agreement, representation, warranty and covenant shall be individual, joint and several and the "Collateral" includes any property that is owned by any Debtor individually or jointly with any other. This agreement is in addition to and not in substitution or replacement of any other security agreement executed by the Debtor in favor of the Bank, and the Bank's rights under this agreement and any such other security agreement are cumulative. The provisions of this agreement are severable, and if any one or more of the provisions of this agreement are held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such provision(s) in any other jurisdiction. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein. Any notices and demands under or related to this agreement shall be in writing and delivered to the Debtor at 1551 East Lincoln Avenue, STE 100, Madison Heights, MI 48071 and if to the Bank, shall be addressed to Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300

with a copy addressed to Bryan Hodge Morton, JPMorgan Chase Bank, N.A., 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice (other than any Subordinated Creditor Termination Notice) shall be deemed given: (i) upon receipt if delivered by hand; (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (iii) on the third Delivery Day after the notice is deposited in the mail. **"Delivery Day"** means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change the party's address for purposes of the receipt of notices and demands by giving notice of the change in the manner provided in this provision.

Indemnification. The Debtor agrees to indemnify, defend and hold the Bank, its parent companies, subsidiaries, affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively the "Indemnified Persons") harmless for, from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of attorneys engaged by the Indemnified Person at the Indemnified Person's reasonable discretion) and amounts paid in settlement ("Claims") to which any Indemnified Person may become subject arising out of or relating to this agreement or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

Electronic Signature. Delivery of an executed counterpart of a signature page of this document and any related document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of such document. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this document and any related document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Bank to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. If the Bank agrees to accept any Electronic Signature, it shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the signer(s) without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the signer(s) hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Bank and signer(s) of this document or any related document, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this document and any related document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Bank may, at its option, create one or more copies of this document and any related document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person's business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this document and any related document based solely on the lack of paper original copies of this document and any related document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Bank for any liabilities arising solely from the Bank's reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the signer(s) hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. For purposes of this section, **"Electronic Signature"** shall mean, an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Limitation of Liability. To the extent permitted by applicable law (i) the signer(s) hereto shall not assert, and the signer(s) hereto hereby waives, any claim against the Bank for any liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other related document, or any agreement or instrument contemplated hereby or thereby, the Credit Facilities or the use of the proceeds thereof; provided that, nothing in this clause shall relieve the Borrower of any obligation it may have to indemnify an Indemnified Person against special, indirect, consequential or punitive damages asserted against such Indemnified Person.

Governing Law and Venue. This agreement and (unless stated otherwise therein) all Related Documents shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to its laws of conflicts), and to the extent applicable, federal law, except to the extent that the laws regarding the perfection and priority of security interests of the state(s) in which either the Debtor or any property securing the Liabilities is located, are applicable. The Debtor agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of

Ohio, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Debtor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Debtor waives any claim that the State of Ohio is not a convenient forum or the proper venue for any such suit, action or proceeding.

WAIVER OF SPECIAL DAMAGES. WITH RESPECT TO THIS AGREEMENT AND ALL RELATED DOCUMENTS, THE DEBTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE DEBTOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THE DEBTOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Debtor:

Graphic Sciences, Inc.

By: Signed by: Joe Spain B64F08812780490...

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

[redacted] \ DP25-1098629000000 \ STRM 116421322000 \ DW000B0096159862F4E1

J.P.Morgan

Continuing Guaranty

Name of Guarantor: Graphic Sciences, Inc.

Guarantor's Address: 1551 East Lincoln Avenue, STE 100
Madison Heights, MI 48071

Dated as of December 16, 2025

Guaranty. To induce JPMorgan Chase Bank, N.A., whose address is 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 (together with its successors and assigns, the "**Bank**"), at its option, to make financial accommodations, make or acquire loans, extend or continue credit or some other benefit, including letters of credit and foreign exchange contracts, present or future, direct or indirect, and whether several, joint or joint and several, to INTELLINETICS, INC., a Nevada corporation, (whether one or more, the "Borrower", individually and collectively, if more than one), and because Graphic Sciences, Inc. (the "**Guarantor**") has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guarantees to the Bank the performance of and full and prompt payment of the Liabilities when due, whether at stated maturity, by acceleration or otherwise, provided however, that the Liabilities shall not include any Excluded Swap Obligations (as defined below). The Guarantor will not only pay the Liabilities, but will also reimburse the Bank for any fees, charges, costs and expenses, including reasonable attorneys' fees (including fees and expenses of counsel for the Bank that are employees of the Bank or its affiliates) and court costs, that the Bank may pay in collecting from the Borrower or the Guarantor, and for liquidating any Collateral (collectively, "**Collection Amounts**"), both before and after judgment. The Guarantor's obligations under this Guaranty shall be payable in lawful money of the United States of America.

"**Excluded Swap Obligation**" means any Swap Obligation (as defined below) as to which it is or becomes unlawful under the Commodity Exchange Act (as defined below) for the Guarantor to guaranty hereunder because the Guarantor is not an "eligible contract participant" (as defined in the Commodity Exchange Act) at the time this Guaranty becomes or would become effective with respect to such related Swap Obligation. "**Commodity Exchange Act**" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and/or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). "**Swap Obligation**" means any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

Liabilities. The term "**Liabilities**" means all debts, obligations, indebtedness and liabilities of every kind and character of the Borrower, whether individual, joint and several, contingent or otherwise, now or hereafter existing in favor of the Bank, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceedings, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. The Guarantor and the Bank specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Bank. The term "**Rate Management Transaction**" means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and the Bank and/or its affiliates, which is a rate swap, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap, floor, collar, currency swap, cross-currency rate swap, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread, repurchase transaction, reverser repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of the foregoing transactions.

Limitation. The Guarantor's obligation under this Guaranty is UNLIMITED.

Continued Reliance. This Guaranty shall remain in effect until payment in full of the Remaining Liabilities, as defined below, following termination of this Guaranty by the Guarantor in accordance with this paragraph. This Guaranty will continue to be in effect until final payment and performance in full of all Liabilities and the termination of any commitment of the Bank to make loans or other financial accommodations to the Borrower. The Guarantor may terminate the Guarantor's liability for Liabilities not in existence or for which the Bank has no commitment to advance or acquire by delivering written notice to the Bank as set forth in the paragraph below captioned "Notice." After the Guarantor's termination of this Guaranty, the Guarantor will continue to be liable for the following amounts (the "**Remaining Liabilities**"): (i) all Liabilities existing on the effective date of termination, (ii) all Liabilities to which the Bank has committed to advance or acquire prior to the effective termination date (whether or not the Bank is contractually obligated to advance or acquire the loans or extensions of credit), (iii) all subsequent renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements and amendments (but not increases) of those Liabilities, (iv) all interest accruing on those Liabilities after the effective termination date and (v) all Collection Amounts incurred with respect to those Liabilities, on or after the effective termination date. The Bank may continue to permit the Borrower to incur Liabilities and to issue commitments to the Borrower to advance or acquire Liabilities in reliance on this Guaranty until the effective date of termination, regardless of whether at any time or from time to time there are no existing Liabilities nor commitment by the Bank to advance or acquire Liabilities.

Security. The term "**Collateral**" means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with any of the Liabilities. If applicable, the Collateral secures the payment of the Liabilities.

Bank's Right of Setoff. In addition to the Collateral, if any, the Guarantor grants to the Bank a security interest in the Accounts, and the Bank is authorized to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower all obligations of the Guarantor under this Guaranty. This right of setoff may be exercised at any time and from time to time after the occurrence of any default, and without prior notice to the Guarantor. This security interest in the Accounts and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest in the Accounts. The rights of the Bank under this paragraph are in addition to other rights the Bank may have by law. In this paragraph: (a) the term "**Accounts**" means any and all accounts and deposits of the Guarantor (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "**Securities and Other Property**" means any securities entitlements, securities accounts, investment property, financial assets and all securities and other property of the Guarantor in the custody, possession or control of the Bank, JPMorgan Chase & Co. and their respective subsidiaries and affiliates (other than property held by the Bank in a fiduciary capacity); and (c) the term "**Bank Debt**" means all indebtedness at any time owing by the Bank to or for the credit or account of the Guarantor and any claim of the Guarantor (whether individual, joint and several or otherwise) against the Bank now or hereafter existing.

Remedies/Acceleration. If the Guarantor fails to pay any amount owing under this Guaranty, the Bank shall have all of the rights and remedies provided by law or under any other agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity with or without designation of the capacity of that nominee. The Guarantor is liable for any deficiency in payment of any Liabilities whether of principal, interest, fees, costs or expenses remaining after the disposition of any Collateral. The Guarantor is liable to the Bank for all reasonable costs and expenses of any kind incurred in the making and collection of this Guaranty, both before and after judgment, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding. All amounts payable under the terms of this Guaranty shall be paid without relief from valuation and appraisement laws. All obligations of the Guarantor to the Bank under this Guaranty, whether or not then due or absolute or contingent, shall, at the option of the Bank, without notice or demand, become due and payable immediately upon the occurrence of any default or event of default under the terms of any of the Liabilities or otherwise with respect to any agreement related to the Liabilities (or any other event that results in acceleration of the maturity of any Liabilities, including without limitation, demand for payment of any Liabilities constituting demand obligations or automatic acceleration in a legal proceeding) or the occurrence of any default under this Guaranty.

Permissible Actions. If any monies become available from any source other than the Guarantor that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not covered by this Guaranty. The Bank may take any action against the Borrower, the Collateral, or any other person liable for any of the Liabilities. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Collateral, and need not perfect a security interest in the Collateral. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Collateral or any other collateral for the Liabilities, or exercise any right of set-off. The Guarantor authorizes the Bank, without notice or demand and without affecting the Guarantor's obligations hereunder, from time to time, to: (a) renew, modify, increase, compromise, rearrange, restate, consolidate, extend, accelerate, postpone, grant any indulgence or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part

thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers, sureties, Guarantor or other guarantors; (c) take and hold Collateral for the payment of this Guaranty or the Liabilities, and enforce, exchange, impair, substitute, subordinate, waive or release any Liabilities or any Collateral for the Liabilities; (d) proceed against such Collateral and direct the order or manner of sale of such Collateral as the Bank in its discretion may determine; (e) apply any and all payments from the Borrower, the

2. Any right the Guarantor may have to receive notice of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Guaranty, (b) incurrence or acquisition of any Liabilities (including, without limitation, any material alteration of the Liabilities), any credit that the Bank extends to the Borrower, Collateral received or delivered, default by any party to any agreement related to the Liabilities or other action taken in reliance on this Guaranty, and all notices and other demands of any description, (c) diligence and promptness in preserving liability against any obligor on the Liabilities, and in collecting or bringing suit to collect the Liabilities from any obligor on the Liabilities or to pursue any remedy in the Bank's power to pursue; (d) notice of extensions, renewals, modifications, rearrangements, restatements and substitutions of the Liabilities or any Collateral for the Liabilities; (e) notice of failure to pay any of the Liabilities as they mature, any other default, adverse facts that would affect the Guarantor's risk, any adverse change in the financial condition of any obligor on the Liabilities, release or substitution of any Collateral, subordination of the Bank's rights in any Collateral, and every other notice of every kind that may lawfully be waived; (f) the Borrower's default, (g) any demand, intent to accelerate, diligence, presentment, dishonor and protest, or (h) any action that the Bank takes regarding the Borrower, anyone else, the Collateral, or any of the Liabilities, which it might be entitled to by law or under any other agreement;

3. Any right it may have to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or the Collateral for the Liabilities or the Guarantor's obligations under this Guaranty, or pursue any remedy in the Bank's power to pursue;

4. Any defense based on any claim that the Guarantor's obligations exceed or are more burdensome than those of the Borrower;

5. The benefit of any statute of limitations affecting the Guarantor's obligations hereunder or the enforcement hereof;

6. Any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities;

7. Any defense based on or arising out of the Bank's negligent administration of the Liabilities;

8. Any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof; and

9. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of this Guaranty is effective unless it is in writing and signed by the party against whom it is being enforced. The Guarantor acknowledges that it has made these waivers knowingly and voluntarily and after having the opportunity to consider the ramifications of these waivers with its attorneys.

Cooperation. The Guarantor agrees to fully cooperate with the Bank and not to delay, impede or otherwise interfere with the efforts of the Bank to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Bank's collateral free and clear of all liens.

Reinstatement. The Guarantor agrees that to the extent any payment or transfer is received by the Bank in connection with the Liabilities, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Bank or transferred or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a "**Preferential Payment**"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Guaranty, or whether the Guaranty has been marked paid, released or canceled, or returned to the Guarantor and, to the extent of the payment, repayment or other transfer by the Bank, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made.

Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Liabilities and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Bank does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

Financial Information. The Guarantor further agrees that the Guarantor shall provide to the Bank the financial statements and other information relating to the financial condition, properties and affairs of the Guarantor as the Bank requests from time to time.

Severability. The provisions of this Guaranty are severable, and if any one or more of the obligations of the Guarantor under this Guaranty or the provisions of this Guaranty is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such

obligation(s) or provision(s) in any other jurisdiction; provided, however, notwithstanding the foregoing, in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or the Bank, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

Representations and Warranties by Guarantor. The Guarantor represents and warrants that the following statements are true and will remain true until termination of this Guaranty and payment in full of all Liabilities: (a) the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) this Guaranty is a valid and binding agreement, enforceable according to its terms; (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates; (d) the Guarantor has filed all federal and state tax returns that are required to be filed, has paid all due and payable taxes and assessments against the property and income of the Guarantor and all payroll, excise and other taxes required to be collected and held in trust by the Guarantor for any governmental authority; (e) the Guarantor has determined that this Guaranty will benefit the Guarantor directly or indirectly; (f) the Guarantor has (i) without reliance on the Bank or any information received from the Bank and based upon the records and information the Guarantor deems appropriate, made an independent investigation of the Borrower, the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower and any circumstances that may bear upon those transactions, the Borrower or the obligations, liabilities and risks undertaken in this Guaranty with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower and the Bank has no duty to provide any information concerning the Borrower or any other obligor to the Guarantor; (iii) full and complete access to the Borrower and any and all records relating to any Liabilities now and in the future owing by the Borrower; (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied in this Guaranty or any acts taken by the Bank prior to and after execution or other authentication and delivery of this Guaranty (including but not limited to any review by the Bank of the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower); and (v) determined that the Guarantor will receive benefit, directly or indirectly, and has or will receive fair and reasonably equivalent value for, the execution and delivery of this Guaranty; (g) by entering into this Guaranty, the Guarantor does not intend to incur or believe that the Guarantor will incur debts that would be beyond the Guarantor's ability to pay as those debts mature; (h) the execution and delivery of this Guaranty are not intended to hinder, delay or defraud any creditor of the Guarantor; and (i) the Guarantor is neither engaged in nor about to engage in any business or transaction for which the remaining assets of the Guarantor are unreasonably small in relation to the business or transaction, and any property remaining with the Guarantor after the execution or other authentication of this Guaranty is not unreasonably small capital. Each Guarantor, other than a natural person, further represents that: (1) it is duly organized, validly existing and in good standing under the laws of the state where it is organized and in good standing in each state where it is doing business; and (2) the execution and delivery of this Guaranty and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body, and (B) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement or document governing its affairs.

Notice. Except as otherwise provided in this Guaranty, any notices and demands under or related to this document shall be in writing and delivered to the Guarantor at its address stated in this agreement and if to the Bank, shall be addressed to Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 with a copy addressed to Bryan Hodge Morton, JPMorgan Chase Bank, N.A., 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (i) upon receipt if delivered by hand, (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (iii) on the third Delivery Day after the notice is deposited in the mail. "**Delivery Day**" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. Notice of terminations, as provided above, will not be deemed received until actually received by the Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 under written receipt and shall be effective at the opening of the Bank for business on the third Delivery Day after receipt of the notice.

Guaranty in Addition to Other Guaranty. This Guaranty is in addition to and not in substitution or replacement of any other guaranty executed by the Guarantor in favor of the Bank, and the Bank's rights under this Guaranty and any such other guaranty are cumulative.

Governing Law and Venue. This Guaranty and (unless stated otherwise therein) all Related Documents shall be governed by and construed in accordance with Applicable Law. "**Applicable Law**" means the laws of the State of Ohio (without giving effect to its laws of conflicts). The Guarantor agrees that any legal action or proceeding with respect to any of its obligations under this Guaranty may be brought by the Bank in any state or federal court located in the State of Ohio, as the Bank in its sole discretion may elect. By the

execution and delivery of this Guaranty, the Guarantor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Guarantor waives any claim that the State of Ohio is not a convenient forum or the proper venue for any such suit, action or proceeding.

Confession of Judgment. The Guarantor hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by the Bank, to appear in any court of record and to confess judgment against the Guarantor for the unpaid amount of this Guaranty as evidenced by an affidavit signed by an officer of the Bank setting forth the amount then due together with attorney's fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Guaranty, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Guarantor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as the Bank may elect until all amounts owing on this Guaranty have been paid in full. The Guarantor waives any conflict of interest that an attorney hired by the Bank may have in acting on behalf of the Guarantor in confessing judgment against the Guarantor while such attorney is retained by the Bank. The Guarantor expressly consents to such attorney acting for the Guarantor in confessing judgment.

Miscellaneous. The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor's liability under any other guaranty. This Guaranty binds the Guarantor and the Guarantor's heirs, successors and assigns, and benefits the Bank and its successors and assigns. The Bank may assign this Guaranty in whole or in part without notice. The Guarantor agrees that the Bank and its affiliates may at any time work together and share any information about the Guarantor, the Guarantor's affiliates, the relationships of the Guarantor and the Guarantor's affiliates with the Bank or any of its affiliates or their successors, or about any matter relating to this Guaranty or any of the Liabilities guaranteed hereby, with and among JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, any purchaser or potential purchaser of any of the Liabilities guaranteed hereby, or any representative of any of the parties described in this sentence. The use of headings does not limit the provisions of this Guaranty. Any reference to a particular statute, rule or regulation includes all amendments, revisions or replacements of such statute, rule or regulation hereafter enacted. Time is of the essence under this Guaranty and in the performance of every term, covenant and obligation contained herein.

Electronic Signature. Delivery of an executed counterpart of a signature page of this document and any related document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of such document. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this document and any related document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Bank to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. If the Bank agrees to accept any Electronic Signature, it shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the signer(s) without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the signer(s) hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Bank and signer(s) of this document or any related document, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this document and any related document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Bank may, at its option, create one or more copies of this document and any related document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person's business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this document and any related document based solely on the lack of paper original copies of this document and any related document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Bank for any liabilities arising solely from the Bank's reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the signer(s) hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. For purposes of this section, **"Electronic Signature"** shall mean, an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Limitation of Liability. To the extent permitted by applicable law (i) the signer(s) hereto shall not assert, and the signer(s) hereto hereby waives, any claim against the Bank for any liabilities arising from the use by others of information or other materials (including, without

limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other related document, or any agreement or instrument contemplated hereby or thereby, the Credit Facilities or the use of the proceeds thereof; provided that, nothing in this clause shall relieve the Borrower of any obligation it may have to indemnify an Indemnified Person against special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party.

WAIVER OF SPECIAL DAMAGES. WITH RESPECT TO THIS AGREEMENT AND ALL RELATED DOCUMENTS, THE GUARANTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE GUARANTOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE GUARANTOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Guarantor:

Graphic Sciences, Inc.

Signed by: Joe Spain
By: B04F08912780490...

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

[redacted] DP25-1098629000000\NS\Y. Noriega
116421322000 \ DW000B0096159862F4E1

J.P.Morgan

Continuing Guaranty

Name of Guarantor: INTELLINETICS, INC.

Guarantor's Address: 2190 Dividend Dr
Columbus, OH 43228-3806

Dated as of December 16, 2025

Guaranty. To induce JPMorgan Chase Bank, N.A., whose address is 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050 (together with its successors and assigns, the "**Bank**"), at its option, to make financial accommodations, make or acquire loans, extend or continue credit or some other benefit, including letters of credit and foreign exchange contracts, present or future, direct or indirect, and whether several, joint or joint and several, to INTELLINETICS, INC. (whether one or more, the "Borrower", individually and collectively, if more than one), and because Intellinetics, Inc., a Ohio corporation, (the "**Guarantor**") has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guarantees to the Bank the performance of and full and prompt payment of the Liabilities when due, whether at stated maturity, by acceleration or otherwise, provided however, that the Liabilities shall not include any Excluded Swap Obligations (as defined below). The Guarantor will not only pay the Liabilities, but will also reimburse the Bank for any fees, charges, costs and expenses, including reasonable attorneys' fees (including fees and expenses of counsel for the Bank that are employees of the Bank or its affiliates) and court costs, that the Bank may pay in collecting from the Borrower or the Guarantor, and for liquidating any Collateral (collectively, "**Collection Amounts**"), both before and after judgment. The Guarantor's obligations under this Guaranty shall be payable in lawful money of the United States of America.

"**Excluded Swap Obligation**" means any Swap Obligation (as defined below) as to which it is or becomes unlawful under the Commodity Exchange Act (as defined below) for the Guarantor to guaranty hereunder because the Guarantor is not an "eligible contract participant" (as defined in the Commodity Exchange Act) at the time this Guaranty becomes or would become effective with respect to such related Swap Obligation. "**Commodity Exchange Act**" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and/or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). "**Swap Obligation**" means any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

Liabilities. The term "**Liabilities**" means all debts, obligations, indebtedness and liabilities of every kind and character of the Borrower, whether individual, joint and several, contingent or otherwise, now or hereafter existing in favor of the Bank, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Bank or to a third party and subsequently acquired by the Bank, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceedings, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. The Guarantor and the Bank specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Bank. The term "**Rate Management Transaction**" means (i) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and the Bank and/or its affiliates, which is a rate swap, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap, floor, collar, currency swap, cross-currency rate swap, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread, repurchase transaction, reverser repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of the foregoing transactions.

Limitation. The Guarantor's obligation under this Guaranty is UNLIMITED.

Continued Reliance. This Guaranty shall remain in effect until payment in full of the Remaining Liabilities, as defined below, following termination of this Guaranty by the Guarantor in accordance with this paragraph. This Guaranty will continue to be in effect until final payment and performance in full of all Liabilities and the termination of any commitment of the Bank to make loans or other financial accommodations to the Borrower. The Guarantor may terminate the Guarantor's liability for Liabilities not in existence or for which the Bank has no commitment to advance or acquire by delivering written notice to the Bank as set forth in the paragraph below captioned "Notice." After the Guarantor's termination of this Guaranty, the Guarantor will continue to be liable for the following amounts (the "**Remaining Liabilities**"): (i) all Liabilities existing on the effective date of termination, (ii) all Liabilities to which the Bank has committed to advance or acquire prior to the effective termination date (whether or not the Bank is contractually obligated to advance or acquire the loans or extensions of credit), (iii) all subsequent renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements and amendments (but not increases) of those Liabilities, (iv) all interest accruing on those Liabilities after the effective termination date and (v) all Collection Amounts incurred with respect to those Liabilities, on or after the effective termination date. The Bank may continue to permit the Borrower to incur Liabilities and to issue commitments to the Borrower to advance or acquire Liabilities in reliance on this Guaranty until the effective date of termination, regardless of whether at any time or from time to time there are no existing Liabilities nor commitment by the Bank to advance or acquire Liabilities.

Security. The term "**Collateral**" means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with any of the Liabilities. If applicable, the Collateral secures the payment of the Liabilities.

Bank's Right of Setoff. In addition to the Collateral, if any, the Guarantor grants to the Bank a security interest in the Accounts, and the Bank is authorized to setoff and apply, all Accounts, Securities and Other Property, and Bank Debt against any and all Liabilities of the Borrower all obligations of the Guarantor under this Guaranty. This right of setoff may be exercised at any time and from time to time after the occurrence of any default, and without prior notice to the Guarantor. This security interest in the Accounts and right of setoff may be enforced or exercised by the Bank regardless of whether or not the Bank has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured. Any delay, neglect or conduct by the Bank in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest in the Accounts. The rights of the Bank under this paragraph are in addition to other rights the Bank may have by law. In this paragraph: (a) the term "**Accounts**" means any and all accounts and deposits of the Guarantor (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term "**Securities and Other Property**" means any securities entitlements, securities accounts, investment property, financial assets and all securities and other property of the Guarantor in the custody, possession or control of the Bank, JPMorgan Chase & Co. and their respective subsidiaries and affiliates (other than property held by the Bank in a fiduciary capacity); and (c) the term "**Bank Debt**" means all indebtedness at any time owing by the Bank to or for the credit or account of the Guarantor and any claim of the Guarantor (whether individual, joint and several or otherwise) against the Bank now or hereafter existing.

Remedies/Acceleration. If the Guarantor fails to pay any amount owing under this Guaranty, the Bank shall have all of the rights and remedies provided by law or under any other agreement. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity with or without designation of the capacity of that nominee. The Guarantor is liable for any deficiency in payment of any Liabilities whether of principal, interest, fees, costs or expenses remaining after the disposition of any Collateral. The Guarantor is liable to the Bank for all reasonable costs and expenses of any kind incurred in the making and collection of this Guaranty, both before and after judgment, including without limitation reasonable attorneys' fees and court costs. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding. All amounts payable under the terms of this Guaranty shall be paid without relief from valuation and appraisement laws. All obligations of the Guarantor to the Bank under this Guaranty, whether or not then due or absolute or contingent, shall, at the option of the Bank, without notice or demand, become due and payable immediately upon the occurrence of any default or event of default under the terms of any of the Liabilities or otherwise with respect to any agreement related to the Liabilities (or any other event that results in acceleration of the maturity of any Liabilities, including without limitation, demand for payment of any Liabilities constituting demand obligations or automatic acceleration in a legal proceeding) or the occurrence of any default under this Guaranty.

Permissible Actions. If any monies become available from any source other than the Guarantor that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not covered by this Guaranty. The Bank may take any action against the Borrower, the Collateral, or any other person liable for any of the Liabilities. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Collateral, and need not perfect a security interest in the Collateral. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Collateral or any other collateral for the Liabilities, or exercise any right of set-off. The Guarantor authorizes the Bank, without notice or demand and without affecting the Guarantor's obligations hereunder, from time to time, to: (a) renew, modify, increase, compromise, rearrange, restate, consolidate, extend, accelerate, postpone, grant any indulgence or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part

thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers, sureties, Guarantor or other guarantors; (c) take and hold Collateral for the payment of this Guaranty or the Liabilities, and enforce, exchange, impair, substitute, subordinate, waive or release any Liabilities or any Collateral for the Liabilities; (d) proceed against such Collateral and direct the order or manner of sale of such Collateral as the Bank in its discretion may determine; (e) apply any and all payments from the Borrower, the Guarantor or any other obligor on the Liabilities, or recoveries from such Collateral, in such order or manner as the Bank in its discretion may determine; and (f) to accept any partial payment of Liabilities or collateral for the Liabilities. The Guarantor's obligations under this Guaranty shall not be released, diminished or affected by (i) any act or omission of the Bank, (ii) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower, any other obligor or any of their respective assets, (iii) any change in the composition or structure of the Borrower, the Guarantor or any other obligor on the Liabilities, including a merger or consolidation with any other person or entity, or (iv) any payments made upon the Liabilities. The Guarantor hereby expressly consents to any impairment of Collateral, including, but not limited to, failure to perfect a security interest and release Collateral and any such impairment or release shall not affect the Guarantor's obligations hereunder.

Nature of Guaranty. This Guaranty is an absolute guaranty of payment and performance and not of collection. Therefore, the Bank may insist that the Guarantor pay immediately, and the Bank is not required to attempt to collect first from the Borrower, the Collateral, or any other person liable for the Liabilities. The obligation of the Guarantor shall be unconditional and absolute even if all or any part of any agreement between the Bank and the Borrower is unenforceable, void, voidable or illegal or uncollectible due to incapacity, lack of power or authority, discharge or for any reason whatsoever, and regardless of the existence of any defense, setoff, discharge or counterclaim (in any case, whether based on contract, tort or any other theory) which the Borrower may assert. If the Borrower is a corporation, limited liability company, partnership or trust, it is not necessary for the Bank to inquire into the powers of the Borrower or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf, and any of the Liabilities made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Without limiting the foregoing, the Guarantor's liability is absolute and unconditional irrespective of and shall not be released, diminished or affected by: (a) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure, render unenforceable or otherwise affect any term of any Liabilities; or (b) any war, riot or revolution impacting multinational companies or any act of expropriation, nationalization or currency inconvertibility or nontransferability arising from governmental, legislative or executive measures affecting any obligor or the property of any obligor on the Liabilities.

Other Guarantors. If there is more than one Guarantor, the obligations under this Guaranty are joint and several. In addition, each Guarantor under this Guaranty shall be jointly and severally liable with any other guarantor of the Liabilities. If the Bank elects to enforce its rights against fewer than all guarantors of the Liabilities, that election does not release the Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to impair, waive, alter or release the Guarantor's obligations.

Each Qualified ECP Guarantor (as defined below) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower, any other obligor with respect to the Borrower's obligations to the Bank, or any guarantor of the Borrower's obligations to the Bank (each an "**Obligor**") to honor all of such Obligor's obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this section or otherwise under this Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this section shall remain in full force and effect until the payment of all Liabilities and Remaining Liabilities. Each Qualified ECP Guarantor intends that this section constitute, and be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. "**Qualified ECP Guarantor**" means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Rights of Subrogation. The Guarantor waives and agrees not to enforce any rights of subrogation, contribution, reimbursement, exoneration or indemnification that it may have against the Borrower, any person liable on the Liabilities, or the Collateral, until the Borrower and the Guarantor have fully performed all their obligations to the Bank, even if those obligations are not covered by this Guaranty.

Waivers. To the maximum extent not prohibited by applicable law, the Guarantor waives:

1. All rights and benefits under any laws or statutes regarding sureties, as may be amended; and

2. Any right the Guarantor may have to receive notice of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Guaranty, (b) incurrence or acquisition of any Liabilities (including, without limitation, any material alteration of the Liabilities), any credit that the Bank extends to the Borrower, Collateral received or delivered, default by any party to any agreement related to the Liabilities or other action taken in reliance on this Guaranty, and all notices and other demands of any description, (c) diligence and promptness in preserving liability against any obligor on the Liabilities, and in collecting or bringing suit to collect the Liabilities from any obligor on the Liabilities or to pursue any remedy in the Bank's power to pursue; (d) notice of extensions, renewals, modifications, rearrangements, restatements and substitutions of the Liabilities or any Collateral for the Liabilities; (e) notice of failure to pay any of the Liabilities as they mature, any other default, adverse facts that would affect the Guarantor's risk, any adverse change in the financial condition of any obligor on the Liabilities, release or substitution of any Collateral, subordination of the Bank's rights in any Collateral, and every other notice of every kind that may lawfully be waived; (f) the Borrower's default, (g) any demand, intent to accelerate, diligence, presentment, dishonor and protest, or (h) any action that the Bank takes regarding the Borrower, anyone else, the Collateral, or any of the Liabilities, which it might be entitled to by law or under any other agreement;

3. Any right it may have to require the Bank to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or the Collateral for the Liabilities or the Guarantor's obligations under this Guaranty, or pursue any remedy in the Bank's power to pursue;

4. Any defense based on any claim that the Guarantor's obligations exceed or are more burdensome than those of the Borrower;

5. The benefit of any statute of limitations affecting the Guarantor's obligations hereunder or the enforcement hereof;

6. Any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities;

7. Any defense based on or arising out of the Bank's negligent administration of the Liabilities;

8. Any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof; and

9. The Bank may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver. No modification or waiver of this Guaranty is effective unless it is in writing and signed by the party against whom it is being enforced. The Guarantor acknowledges that it has made these waivers knowingly and voluntarily and after having the opportunity to consider the ramifications of these waivers with its attorneys.

Cooperation. The Guarantor agrees to fully cooperate with the Bank and not to delay, impede or otherwise interfere with the efforts of the Bank to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Bank's collateral free and clear of all liens.

Reinstatement. The Guarantor agrees that to the extent any payment or transfer is received by the Bank in connection with the Liabilities, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Bank or transferred or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a "**Preferential Payment**"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Bank is in possession of this Guaranty, or whether the Guaranty has been marked paid, released or canceled, or returned to the Guarantor and, to the extent of the payment, repayment or other transfer by the Bank, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made.

Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Liabilities and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Bank does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

Financial Information. The Guarantor further agrees that the Guarantor shall provide to the Bank the financial statements and other information relating to the financial condition, properties and affairs of the Guarantor as the Bank requests from time to time.

Severability. The provisions of this Guaranty are severable, and if any one or more of the obligations of the Guarantor under this Guaranty or the provisions of this Guaranty is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such

obligation(s) or provision(s) in any other jurisdiction; provided, however, notwithstanding the foregoing, in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or the Bank, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

Representations and Warranties by Guarantor. The Guarantor represents and warrants that the following statements are true and will remain true until termination of this Guaranty and payment in full of all Liabilities: (a) the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) this Guaranty is a valid and binding agreement, enforceable according to its terms; (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates; (d) the Guarantor has filed all federal and state tax returns that are required to be filed, has paid all due and payable taxes and assessments against the property and income of the Guarantor and all payroll, excise and other taxes required to be collected and held in trust by the Guarantor for any governmental authority; (e) the Guarantor has determined that this Guaranty will benefit the Guarantor directly or indirectly; (f) the Guarantor has (i) without reliance on the Bank or any information received from the Bank and based upon the records and information the Guarantor deems appropriate, made an independent investigation of the Borrower, the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower and any circumstances that may bear upon those transactions, the Borrower or the obligations, liabilities and risks undertaken in this Guaranty with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower and the Bank has no duty to provide any information concerning the Borrower or any other obligor to the Guarantor; (iii) full and complete access to the Borrower and any and all records relating to any Liabilities now and in the future owing by the Borrower; (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied in this Guaranty or any acts taken by the Bank prior to and after execution or other authentication and delivery of this Guaranty (including but not limited to any review by the Bank of the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower); and (v) determined that the Guarantor will receive benefit, directly or indirectly, and has or will receive fair and reasonably equivalent value for, the execution and delivery of this Guaranty; (g) by entering into this Guaranty, the Guarantor does not intend to incur or believe that the Guarantor will incur debts that would be beyond the Guarantor's ability to pay as those debts mature; (h) the execution and delivery of this Guaranty are not intended to hinder, delay or defraud any creditor of the Guarantor; and (i) the Guarantor is neither engaged in nor about to engage in any business or transaction for which the remaining assets of the Guarantor are unreasonably small in relation to the business or transaction, and any property remaining with the Guarantor after the execution or other authentication of this Guaranty is not unreasonably small capital. Each Guarantor, other than a natural person, further represents that: (1) it is duly organized, validly existing and in good standing under the laws of the state where it is organized and in good standing in each state where it is doing business; and (2) the execution and delivery of this Guaranty and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body, and (B) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement or document governing its affairs.

Notice. Except as otherwise provided in this Guaranty, any notices and demands under or related to this document shall be in writing and delivered to the Guarantor at its address stated in this agreement and if to the Bank, shall be addressed to Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 with a copy addressed to Bryan Hodge Morton, JPMorgan Chase Bank, N.A., 1111 Polaris Pkwy, Floor 1A, Columbus, OH 43240-2050, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (i) upon receipt if delivered by hand, (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (iii) on the third Delivery Day after the notice is deposited in the mail. "**Delivery Day**" means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. Notice of terminations, as provided above, will not be deemed received until actually received by the Manager Wholesale Lending Services, JPMorgan Chase Bank, N.A., 10 S. Dearborn, IL1-1145 (Floor L2), Chicago, IL 60603-2300 under written receipt and shall be effective at the opening of the Bank for business on the third Delivery Day after receipt of the notice.

Guaranty in Addition to Other Guaranty. This Guaranty is in addition to and not in substitution or replacement of any other guaranty executed by the Guarantor in favor of the Bank, and the Bank's rights under this Guaranty and any such other guaranty are cumulative.

Governing Law and Venue. This Guaranty and (unless stated otherwise therein) all Related Documents shall be governed by and construed in accordance with Applicable Law. "**Applicable Law**" means the laws of the State of Ohio (without giving effect to its laws of conflicts). The Guarantor agrees that any legal action or proceeding with respect to any of its obligations under this Guaranty may be brought by the Bank in any state or federal court located in the State of Ohio, as the Bank in its sole discretion may elect. By the

execution and delivery of this Guaranty, the Guarantor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Guarantor waives any claim that the State of Ohio is not a convenient forum or the proper venue for any such suit, action or proceeding.

Confession of Judgment. The Guarantor hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by the Bank, to appear in any court of record and to confess judgment against the Guarantor for the unpaid amount of this Guaranty as evidenced by an affidavit signed by an officer of the Bank setting forth the amount then due together with attorney's fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Guaranty, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Guarantor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as the Bank may elect until all amounts owing on this Guaranty have been paid in full. The Guarantor waives any conflict of interest that an attorney hired by the Bank may have in acting on behalf of the Guarantor in confessing judgment against the Guarantor while such attorney is retained by the Bank. The Guarantor expressly consents to such attorney acting for the Guarantor in confessing judgment.

Miscellaneous. The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor's liability under any other guaranty. This Guaranty binds the Guarantor and the Guarantor's heirs, successors and assigns, and benefits the Bank and its successors and assigns. The Bank may assign this Guaranty in whole or in part without notice. The Guarantor agrees that the Bank and its affiliates may at any time work together and share any information about the Guarantor, the Guarantor's affiliates, the relationships of the Guarantor and the Guarantor's affiliates with the Bank or any of its affiliates or their successors, or about any matter relating to this Guaranty or any of the Liabilities guaranteed hereby, with and among JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, any purchaser or potential purchaser of any of the Liabilities guaranteed hereby, or any representative of any of the parties described in this sentence. The use of headings does not limit the provisions of this Guaranty. Any reference to a particular statute, rule or regulation includes all amendments, revisions or replacements of such statute, rule or regulation hereafter enacted. Time is of the essence under this Guaranty and in the performance of every term, covenant and obligation contained herein.

Electronic Signature. Delivery of an executed counterpart of a signature page of this document and any related document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of such document. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this document and any related document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Bank to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. If the Bank agrees to accept any Electronic Signature, it shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the signer(s) without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the signer(s) hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Bank and signer(s) of this document or any related document, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this document and any related document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Bank may, at its option, create one or more copies of this document and any related document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person's business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this document and any related document based solely on the lack of paper original copies of this document and any related document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Bank for any liabilities arising solely from the Bank's reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the signer(s) hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. For purposes of this section, **"Electronic Signature"** shall mean, an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

Limitation of Liability. To the extent permitted by applicable law (i) the signer(s) hereto shall not assert, and the signer(s) hereto hereby waives, any claim against the Bank for any liabilities arising from the use by others of information or other materials (including, without

limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other related document, or any agreement or instrument contemplated hereby or thereby, the Credit Facilities or the use of the proceeds thereof; provided that, nothing in this clause shall relieve the Borrower of any obligation it may have to indemnify an Indemnified Person against special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party.

WAIVER OF SPECIAL DAMAGES. WITH RESPECT TO THIS AGREEMENT AND ALL RELATED DOCUMENTS, THE GUARANTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. THE GUARANTOR AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE GUARANTOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Guarantor:

INTELLINETICS, INC.

By: Signed by: Joe Spain B04F08912780490...

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

Intellinetics, Inc.

By: Signed by: Joe Spain B04F08912780490...

Printed Name: Joe Spain

Title: Chief Financial Officer

Date Signed: 2/16/2026

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